Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Contract with NewMech Companies, Inc. dated July 27, 2009

Contract _7/27/09                          1 of 63                        Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Table of Contents

1	Definitions	3	34	Warranty of Title	16
2	General	6	35	Warranty against Infringement of Patents, Copyrights, Trademarks, and Trade Secrets	16
3	Representations by Contractor	6
4	Scope of Work	6	36	Intellectual Property	16
5	Price & Payment	7	37	Changes	16
6	Schedule	7	38	Final Completion and Acceptance	17
7	Independent Contractor	7	39	Suspension of the Work	18
8	Supervision and Labor	7	40	Termination for Convenience	18
9	Subcontractors and Suppliers	8	41	Termination for Default	18
10	Labor Relations	8	42	Insurance	19
11	Environmental, Health & Safety	8	43	Indemnity	19
12	Hazardous Materials	9	44	Waiver of Consequential Damages	19
13	Cleanup	9	45	Limitation of Liability	19
14	Stop Work Orders	9	46	Force Majeure	20
15	Permits & Licenses	9	47	Avoidance of Liens	20
16	Submittals	9	48	Proprietary Information	20
17	Issued for Construction Documents	10	49	Gratuities	21
18	Ownership and Use of Contractor Deliverables	10	50	Assignment	21
19	Substitutions	10	51	Notices	21
20	Discrepancies	11	52	Severability	21
21	Quality Control/Quality Assurance Program	11	53	Modifications and Amendments	21
22	Materials Management Procedure	11	54	Remedies	21
232323	Control of Materials and Equipment Furnished by Company	11	55	Publicity	22
			56	Site Records & Audit	22
24	Project Controls Requirements	12	57	Interpretation	22
25	Construction Works	13	58	English Language	22
26	Expediting, Inspection, and Testing	13	59	Non-Waiver	22
27	Contractor's Shipments	14	60	Survival	22
28	Country of Origin	14	61	Laws and Regulations	22
29	Spare Parts	14	62	Disputes, Forum and Applicable Law	22
30	Title & Risk of Loss	15	63	Notice of Affirmative Action	23
31	Protection of the Work	15	64	Warranty Period	23
32	Possession Prior to Final Completion	15	65	Contract Performance Security	23
33	Warranty of the Work	15	66	Disclosure	23

Contract _7/27/09                         2 of 63                        Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Contract

This contract is made effective this ______ day of July, 2009, by and between NorthWestern Corporation, a Delaware Corporation, d/b/a NorthWestern Energy (“Company”), with offices at 40 E. Broadway, Butte, Montana, 59701 and NewMech Companies, Inc., (“Contractor”), a Minnesota corporation with its principal place of business at 1633 Eustis Street, St. Paul, Minnesota, 55108, hereinafter each a “Party” and collectively, the “Parties.”

1   Definitions

When used with initial capitals, the following definitions shall apply to this Contract. (Not all of the defined terms are necessarily used in this Contract). Additional definitions may be set forth in the body of the Contract.

Accepted as Certified when applied by Company to Contractor's Deliverables, means that if the comments noted by Company are incorporated by Contractor into its Deliverables, such Deliverables as revised appear to interface properly with Company-furnished components of the Project and, except as noted in Company’s comments, Company has not identified any other statement or feature that appears to deviate from the requirements of the Contract.

Accepted, when applied by Company to Contractor's Deliverables, means that such Deliverables appear to interface properly with Company-furnished components of the Project and Company has not identified any statement or feature that appears to deviate from the requirements of the Contract.

Actual Cost means Contractor’s indirect and direct costs excluding overhead and profit, as it relates to GMP definition.

Affiliated Companies means entities that either control or are controlled by Company by means of a majority ownership interest.

Authorized Representative means the person designated, in writing pursuant to this Agreement, by either Party to send and receive any Notices and / or Directives that may be required and to bind the Party he or she represents with regard to all matters related to this Contract.

Certified Payroll means a payroll ledger with a statement that it is a true and correct representation of the actual payroll paid for a particular period of time signed, under penalties of perjury, by an officer of Contractor (president, CFO, treasurer, or controller) and notarized, listing vertically the names of personnel and their classification (e.g., apprentice 3rd period, journeyman, foreman, etc.) and horizontally the days of the period, and under each day the hours worked for each shift on straight time, time-and one-half, and double time, with a total to the right listing the period's hours worked for each category which shall be multiplied by the rate for each category to calculate the gross and net total paid to the worker, with an additional set of columns for all payroll taxes and withholdings (FICA/FUTA/SUTA and Federal, State and Local Withholding Taxes), and insurances (Workers Compensation/General Liability).

Change Order Request shall have the meaning set forth in Section 37.

Change shall have the meaning set forth in Section 37.

Claim shall have the meaning set forth in Section 37.

Commercial Operation Date means the date of the Project when it has commenced generating electricity for sale, excluding the generation of electricity generated during testing and commissioning of the Project prior to Commercial Operation.

Company Directive or Directive means formal written instructions i.e. formal letter from Company to Contractor directing Contractor to proceed in the manner described therein.  E-mail will be used only as a courier to transport formal correspondence.

Company means the entity identified as such in the Contract and includes Company’s Affiliated Companies and the officers, directors, agents, employees, successors, and assigns of each and where appropriate Authorized Representative to act on behalf of the Company.

Competent Person means a person with the skill, knowledge, experience, training, and authority to carry out his assigned responsibilities safely and in accordance with industry practice.

Construction Schedule means the detailed critical path network schedule for the Work that is developed by Contractor using the Project Schedule identified by Company.

Construction Works means all construction equipment including tools, consumables, utilities, supplies, temporary work, scaffolding, form lumber, templates, buildings, facilities, electronic gear, computers, software, and similar items which are used in the execution, performance, maintenance, completion, or management of the Work by Contractor, but which are not intended to become a permanent part of the Project.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Unless specifically stated otherwise in this Agreement, all Construction Works are to be provided by the Contractor.

Contract means this agreement and any schedules and exhibits attached hereto or specifically referenced herein, including, without limitation, any RFCPs, FWOs, CORs or Change Orders as such terms are defined in Section 37.

Contract Schedule means the schedule described in Section 6.

Contract Time means the total amount of calendar time allowed in the Contract Schedule for performance of the Contractor’s Work.

Contractor Means the Party identified as such in this Contract. Unless the context clearly requires otherwise, the term shall include all those employed by or in privity with Contractor at any tier including all Subcontractors and Suppliers.

Corrective Work shall have the meaning set forth in Section 33.

Craft Labor means trade workers. By way of example, Craft Labor includes laborers, carpenters, operators, pipe fitters, boilermakers, electricians, and sheet metal workers. Refer to Attachment B – Price & Payment, Section 3 for definition of supervision

Days mean calendar days unless specifically stated otherwise.

Dead-Band means an established plus or minus range whereby profit is fixed for the cumulative value of Change Orders provided the cumulative Change Order Value remains within the range. Cumulative value of Change Orders that fall outside the range will be applicable to profit adjustments as defined in Attachment B – Price and Payment, section

Deliverables or Drawings mean all of the documentation including cut sheets, reports, drawings, certificates, schedules, plans, invoices, and other submittals that Contractor is required to furnish pursuant to this Contract.

Effective Date means the date set forth in the Contract as the date on which the Contract is effective.

Engineer means the person or entity designated as such in Attachment A.

Engineered Materials and Equipment means Materials and Equipment that will be designed and fabricated by Contractor as part of its Work.

Field Non-Manual Labor (“FNM”) all workers other than Craft Labor.

Field Work Order shall have the meaning set forth in Section 37.

Final Acceptance means Company’s written acknowledgment that Contractor has achieved Final Completion as provided herein.

Final Completion means that all obligations of Contractor under this Contract have been completed except for obligations which Company has waived or excused in writing and except for obligations of Contractor that survive termination of this Contract such as warranty and indemnity.

Force Majeure means an event beyond the reasonable control and without the fault or negligence of the Party claiming Force Majeure, including acts of God, acts of the government (including failure or delay by the government in issuing, or cancellation or non-renewal of, any applicable permit, in each case without just cause), fire, flood, pandemics, earthquake, explosion, riot or civil insurrection, war, sabotage, nuclear accident, pandemic, acts of terrorism, and any industry or trade wide strike or any other strike not specifically directed at Company, Contractor, a Subcontractor, or Supplier.

Goods, Materials and Equipment mean all materials, commodities, supplies, apparatus, equipment, and machinery that Contractor, unless other wise stated, is obligated to provide and which will become a permanent part of the Project when it is completed. The provisions of the Uniform Commercial Code as adopted and set forth in the Montana Code Annotated, shall apply to Goods unless otherwise specified in writing agreed to by the Parties.

Guaranteed Maximum Price (GMP) The term “GMP” means the Guaranteed Maximum Price (excluding approved Change Orders) that shall be established by executing this Contract and, is the total maximum amount that the Contractor may be compensated under the GMP scope of work. The GMP shall include Contractor overhead and profit. The GMP will not be adjusted for the value of approved Change Orders. Approved Change Orders shall be managed outside the GMP structured price. Refer to Attachment B – Price & Payment section 9. Contractor shall be solely liable and responsible for and pay any and all costs in excess of the Guaranteed Maximum Price without entitlement to reimbursement from the Company.

GMP Contract Cost means Actual Costs plus overhead and profit.

Hazardous Materials means any chemical substance, mixture or contaminant, pesticide, source material, regulated nuclear material, residual radioactive material, harmful physical agents, air pollutants, or hazardous waste or by-product material that is regulated or defined by Law. Includes the purchase, possession, transportation, use, and/or disposal of such material.

Industry Practice means, with respect to each of engineering, design, construction, operation, and maintenance of the Work, the practices, methods, procedures, equipment, and tools which comply with all applicable Laws and are used by a significant portion of other similar businesses and industries in the United States.

Contract _7/27/09                          4 of 63                       Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Labor means all Field Non-Manual Labor and Craft Labor.

Laws mean all laws, statutes, regulations, ordinances, executive orders, codes, and similar pronouncements published by any governmental authority.

Lender means the financial institution providing all or a portion of the Project financing and includes Lender’s subsidiaries, affiliates, agents, representatives, successors or assigns, officers, directors, agents, and employees.

Lien means any claim, lien, mortgage, encumbrance, pledge, charge, lease, easement, servitude, right of others, or security interest of any kind.

Limited Notice to Proceed (“LNTP”) means a Notice specifying the date Contractor is authorized by Company to start the Work to the limited extent specified in the LNTP.

Losses mean any claims, demands, suits, proceedings, fines, penalties, liabilities, judgments, awards, damages, interests, costs, or other such expenses including reasonable attorney fees and court costs, but do not include any indirect, special, incidental, consequential, or exemplary damages.

Mechanical Completion means the stage in the progress of the Work when all Materials and Equipment which Contractor is responsible to install: (a) have been completely installed, connected mechanically and electrically, aligned, balanced, lubricated, charged with proper lubricants, chemicals, and/or gases; and (b) are otherwise mechanically and electrically sound in all respects; and (c) have successfully completed all pre-operational tests; and (d) are capable of being operated within manufacturers’ recommended limits in compliance with all Laws and without hazard or danger to any property and without danger of injury to persons or property.

Notice means a written document prepared and delivered by one Party to another Party.

Notice to Proceed (“NTP”) means a Notice specifying the date Contractor is authorized by Company to start the Work.

Notify means to provide Notice.

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, non-incorporated organization, or government or any agency or political subdivision thereof.

Professional Services mean the performance of engineering, design, consulting, testing, or other technical services performed by persons specially licensed, certified, or otherwise acknowledged to have specialized training, experience, and skills in the art. Professional Services require the exercise of skilled judgment and expertise in addressing and completing the Work.

Project means the total effort being undertaken by the Company, of which the Work performed under this Contract may be the whole or may be a part, and which may include work by other Contractors to Company or by Company or by Company’s own forces including Persons under separate contracts with Company.

Project Safety Plans shall have the meaning set forth in Section 11.

Project Schedule means the overall integrated schedule for the Project developed by Company with input from others, including Contractor.

Project Site means the land and other places on, under, in, or through which the Work is to be installed, executed or carried out, and any other lands or places provided for the purposes of the Project, together with such other places as may be specifically designated in this Contract as forming part of the Project Site. Where the Work is but a part of the Project, Contractor may be granted access for ingress, egress to the particular part of the Project Site where the Work is to be performed, but not necessarily to the entire Project Site.

Revise and Resubmit, when applied by Company to Contractor's Deliverables, means that the Deliverables are unsatisfactory, as determined by the Company in its sole discretion, because they do not interface properly with Company-furnished components of the Project or do not comply with the requirements of the Contract.

Services mean those efforts expended, that do not produce a tangible input to the direct construction and installation of the plant facility.

Site Manager means Contractor’s senior representative on the Project Site.

Specifications mean the documents identified as such or referred to in this Contract and which sets forth the technical requirements for the Work and for the performance of related Services.

Stop Work Order means a Company Directive ordering Contractor to cease all Work to the extent described in the order.

Subcontractor means any person, at any tier, who has a contract with Contractor or with any other Lower Tier Subcontractor to perform a portion of the Work at the Project Site.

Substantial Completion means the stage in the progress of the Work when:
(a) Mechanical Completion has been achieved; and
(b) operational testing, whether by Contractor, Company, or both, has been successfully completed; and
(c) performance guarantees, if any, have been demonstrated; and

Contract _7/27/09                         5 of 63                        Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

(d) the Work is ready for uninterrupted operation; and
(e) the Work or designated portion thereof is sufficiently complete in accordance with this Contract so that Company can occupy the Work and utilize it for its intended use; and
(f) remaining items are set forth in the punch list mutually agreed by Contractor and Company, inclusive of anticipated completion dates for items on the punch list, which the Parties shall endeavor to agree upon promptly and in good faith.
Integrated plant operation will not occur until all 3 units are available.  Tie-ins and unit outages will be performed as necessary during the construction effort to complete the plant.

Supplier means any Person providing or supplying any Goods, Construction Works, or Materials and Equipment to Contractor or to its Subcontractors.

Technical Document List (“TDL”) means the documents, Drawings and Specifications compiled in a list as required.

Total Contract Cost means cumulative value of GMP Contract Cost, approved Change Orders, plus half of shared savings.

Warranty Period shall have the meaning set forth in Section 64.

Work means all the resources including Goods, Labor, Construction Works, Materials and Equipment, Services, supervision, and management required by this Contract, whether provided by Contractor or provided to Contractor by Company, its Authorized Representative or others in order to fulfill Contractor’s obligations under this Contract. Work also includes all duties, responsibilities, and other obligations undertaken by Contractor under this Contract, whether expressed or implied.

2   General

This Contract constitutes the complete integrated agreement between the Company and Contractor regarding the Work, and it supersedes all prior agreements or undertakings.  Any exceptions or additional terms, whether written or oral, including those terms in the Contractor’s bid or proposal not expressly incorporated herein, are rejected.  No course of prior dealing or performance between Company and Contractor or industry usage shall be construed or interpreted to modify any term, condition, requirement, or instruction set forth in the Contract.

3   Representations by Contractor

3.1   Contractor represents that it has thoroughly examined the Contract; has studied all information provided or otherwise made available by Company; has familiarized itself with all applicable state and Federal, and local laws; and is experienced, qualified, and licensed (to the extent required by applicable Laws) to perform the Work.

3.2   Contractor also represents that it has visited the Project Site and that the GMP includes consideration of all the general and local conditions that might impact the Work including climatic conditions, existing surface conditions, existing structures, availability of qualified labor, availability of utilities, access to the Project Site, transportation facilities, disposal, storage, handling of Materials and Equipment, and any necessary Construction Works.

3.3   Contractor agrees and acknowledges that any surface or subsurface reports, topographic maps, geotechnical reports, information regarding the physical condition or character of the Project Site, existing structures at the Project Site, or material equipment or materials at the Project Site, or other information made available to Contractor by Company or its Authorized Representative are solely for Contractor’s convenience and not represented or warranted to be accurate.  Contractor acknowledges that Company and its Authorized Representative assume no responsibility or liability for conclusions or interpretations made by Contractor based on any information Company or its Authorized Representative has made available to Contractor.  Contractor further acknowledges that Company and its Authorized Representative assume no responsibility or liability for any understandings reached or representations made by third parties, including Company, or its employees or agents, and its Authorized Representative concerning conditions that may affect the Work.  Any failure by Contractor to take the actions described in this Section 3 shall not relieve Contractor from its responsibility for properly estimating the difficulty and cost of successfully performing the Work.

4   Scope of Work

The Contractor’s detailed scope of work is set forth in Attachment A - Scope.  Unless otherwise stated in the Contract, Contractor shall provide all resources including Goods, Labor, Construction Works, Materials and Equipment, Services, supervision, and management, necessary to fulfill Contractor’s obligations under this Contract.

Contract _7/27/09                         6 of 63                        Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

5   Price & Payment

The GMP and payment terms are set forth in Attachment B - Price & Payment. Attachment B – Price and Payment also contains the schedule of liquidated damages that may be imposed by Company for Contractor delay. The GMP includes the cost of all resources necessary to complete the Work in accordance with the requirements of the Contract. Contractor acknowledges and agrees that the Total Contract Cost will be paid to Contractor in trust first for the benefit of Contractor’s employees, Subcontractors, and Suppliers.

6   Schedule

6.1   The Contract Schedule for the performance of Contractor’s Work is set forth in Attachment A.  Contractor shall begin its Work upon receipt of a LNTP or an NTP.  However, Contractor shall not begin any physical Work on the Project Site until it receives a fully executed “Release to Work” (Exhibit 3) from Company. Contractor agrees and acknowledges that time is of the essence in the performance of this Contract. Provided that the Company is not in breach of this Contract, Contractor shall take whatever measures are necessary to complete its Work according to the Contract Schedule.  Contractor agrees and acknowledges that at times, the Project Site may have very limited areas available for lay down of materials, staging of materials, fabrication facilities, or pre-assembly operations.  In addition, several contractors will be working on the Project Site at the same time, and Contractor will have to coordinate its activities with those of Company, its Authorized Representative and other Subcontractors.  At times, this will require Contractor to focus on activities other than those most critical to the Contract Schedule.

6.2   If Contractor cannot timely complete the Work on the Project as a result of third parties, other than those third parties under Contractors control and supervision as defined in the general terms and conditions of this Contract, interfering with Contractor’s Work, then Contractor shall be entitled to an equitable adjustment to the Contract Schedule.

6.3   Contractor shall Notify Company and its Authorized Representative of any potential delay to the Work, including delays caused by third parties, other than those third parties under Contractor’s control and supervision as defined in the general terms and conditions of this Contract, within five (5) days after the event giving rise to the potential delay becomes known to Contractor. The Notice shall describe the cause of the potential delay and the plan Contractor proposes to avoid, mitigate, or recover from the delay. Such recovery plan shall be subject to Company’s or its Authorized Representative’s review and approval. If Contractor fails to take steps that Company or its Authorized Representative determine are necessary to avoid or recover from the delay, Company or its Authorized Representative may direct Contractor to accelerate its Work by providing additional resources to recover and maintain the Contract Schedule.  Unless the delay is caused by the Company, third parties other than those third parties under Contractor’s control and supervision as defined in the general terms and conditions of this Contract, or Force Majeure, all costs incurred by Contractor to accelerate its Work shall be the responsibility of the Contractor.  In addition to its right to direct Contractor to accelerate its Work, Company or its Authorized Representative may exercise any other remedy specified herein or otherwise available under applicable Laws or in equity. Company or the Company’s Authorized Representative’s approval of Contractor’s proposed action to recover the delay or Company's or its Authorized Representative’s Directive to accelerate the Work shall not constitute a waiver of any right or remedy available to Company under this Contract, at law, or equity.  Further any directive to accelerate work shall not constitute a waiver of any of the provisions of this Contract.

7   Independent Contractor

7.1   Contractor is and shall operate as an independent contractor in the performance of the Work and not as an agent or employee of Company. Nothing contained in this Contract is intended nor shall be construed as creating any contractual relationship between any Persons other than Company and Contractor. Contractor shall obtain any and all state and/or local licenses, certificates, or permits required to obtain and maintain independent contractor status that may be required by the State of Montana.

7.2   At all times, Contractor shall be solely responsible for the means, methods, sequences, and procedures for performing its Work.

7.3   Subject to the limits in Section 8, Contractor has sole authority, control and responsibility to employ, discharge, supervise and otherwise manage its employees.

8   Supervision and Labor

Contractor shall provide an adequate number of Competent Persons to perform the Work. Prior to the start of the Work, Contractor shall submit the resume of a

Contract _7/27/09                         7 of 63                        Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Competent Person to act as Contractor’s supervisor.  Once approved by Company, said supervisor shall be present on the Project Site whenever Contractor is performing Work. Contractor’s supervisor shall have complete authority to act on behalf of Contractor in all matters pertaining to execution of the Work. Contractor shall not remove or replace its supervisor or any other of its supervisory staff assigned to the Work without the prior written consent of Company.

9   Subcontractors and Suppliers

Contractor shall not subcontract performance of any portion of the Work to any Subcontractor or Supplier that does not meet the prequalification criteria applicable to such Subcontractor or Supplier as set forth in Attachment G. If there is an issue with Subcontractor or Supplier prequalification, Contractor may address the matter with Company. Upon request, Contractor shall furnish Company and its Authorized Representative a copy of any subcontract or purchase order for Company’s or its Authorized Representative’s information. Contractor shall also furnish to Company and its Authorized Representative such information pertaining to the proposed Subcontractor or Supplier as Company or its Authorized Representative may reasonably request including financial statements, safety data, and references.  Contractor shall not subcontract any portion of the Work to any Person that has a direct contractual relationship with Company. Failure of Contractor to comply with this Section 9 may, at the sole discretion of Company, be deemed to be a material breach of this Contract.  Notwithstanding anything to the contrary in this Section 9, Contractor shall remain liable to Company for any and all Losses incurred by Company caused by or related to any act of any Subcontractor or Supplier.

10   Labor Relations

10.1   Contractor shall strictly comply with all the Project Job Rules (Attachment D) and any procedures established by Contractor for employee conduct at the Project Site.  Company reserves the right to revise any such rule, and Contractor shall fully comply with such rules as revised.

10.2   Contractor shall use its best efforts to minimize the risk of labor-related delays including, if applicable, using its best efforts to negotiate a Project agreement that includes a no-strike provision.  Contractor shall promptly take any and all steps that may be available to resolve violations of collective bargaining agreements and jurisdictional disputes including the filing of appropriate processes with any court or administrative agency having jurisdiction to settle, enjoin, or award damages resulting from violations of collective bargaining agreements or jurisdictional disputes.

10.3   Contractor shall promptly Notify Company and its Authorized Representative of any actual, anticipated, or threatened labor dispute that might affect the performance of the Work of Contractor or any of its Subcontractors or Suppliers.

10.4   Contractor acknowledges that Materials and Equipment to be furnished by Company, if any, may be provided by non-union shops, and Contractor expressly agrees that any labor disputes resulting from this circumstance shall not constitute an event for which Contractor may seek relief under Force Majeure or any other provision of this Contract.

11   Environmental, Health & Safety

11.1   Contractor acknowledges and agrees that its paramount obligation under this Contract is to perform its Work in a safe manner. To that end, Contractor shall, at a minimum, perform its Work in accordance with all applicable State, Federal and Local Laws and regulations.  Further, Contractor hereby represents and warrants that it has a comprehensive safety, health, and environmental program and corresponding policies to insure human as well as environmental health and safety.

11.2   Contractor agrees to develop, in advance of project commencement, a written, comprehensive, site-specific project safety plan covering all aspects of the Work required to complete the project.  This plan will be available at the main office of the construction site and available for review at all times Contractor employees are at Work on the project.  A copy of this plan will be submitted to the Company prior to the commencement of work.

11.3   As part of the site specific project safety plan, the Contractor will develop and implement an effective training and inspection program to ensure all Contractor employees understand and follow all Contractor required safety rules and requirements.  Details of the training and inspection program shall be included in the site specific project safety plan.

11.4   Prior to mobilizing at the Project Site, Contractor shall designate a Competent Person who shall have the overall responsibility for implementing the requirements of the Project Safety Plans. The Competent Person shall (a) be present on the Project Site whenever Contractor is performing Work, (b) be able to identify hazards associated with the Work, and (c) have complete authority to stop the Work if he / she deems it necessary.  The designation of this Competent Person will be identified in the site specific project safety plan described in Attachment E.

Contract _7/27/09                         8 of 63                        Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

11.5   The Contractor will develop an effective program to preclude and prevent the potential for any Contractor or Subcontractor employees to be using or under the influence of any alcohol or controlled substance (drugs) while on the project site.

11.6   Notwithstanding any of the requirements of this section, including the submission of the site specific project safety plan or any safety related actions by the Company, the Contractor retains sole responsibility for the safe execution of the Work and the overall safety of both Contractor and any Subcontractor employees.  All the requirements of this section shall apply equally to any Subcontractors hired by the Contractor.

12   Hazardous Materials

12.1   Contractor shall be solely responsible for all Hazardous Materials on the Project Site including reporting, accounting, licensing, care, transportation, storage, use, treatment, and disposal introduced by Contractor. This excludes pre-existing hazardous material. In carrying out its obligations under this Section 12, Contractor shall comply with the site specific project safety plan and all applicable Laws.

12.2   A Hazardous Material is any substance or material identified now or in the future as hazardous under any federal, state or local law or regulations, or any other substance or material that may be considered hazardous or otherwise subject to statutory or regulatory requirement governing handling, disposal or clean-up. The Contractor shall not be obligated to commence or continue work until any pre-existing Hazardous Material discovered at the Worksite has been removed, rendered or determined to be harmless by the Contractor as certified by an independent testing laboratory and approved by the appropriated government agency.

12.3   If after the commencement of the Work, pre-existing Hazardous Material is discovered at the Worksite, the Contractor shall be entitled to immediately stop Work in the affected area. The Contractor shall report the condition to the Company, and, if required, the government agency with jurisdiction.

12.4   The Contractor shall not be required to perform any Work relating to or in the area of pre-existing Hazardous Material without written mutual agreement.

12.5   Contractor must obtain Company approval prior to offsite disposal of existing soil.

13   Cleanup

Contractor acknowledges and agrees that cleanliness is an important factor in creating a safe work environment.  Contractor shall at all times keep work areas in a neat, clean, and orderly condition and shall promptly and properly dispose of all debris and rubbish resulting from Contractor’s operations.  If Contractor fails to maintain its work areas in a manner satisfactory to Company or its Authorized Representative or fails to immediately clean up after receipt of Notice from Company or its Authorized Representative to do so, Company or its Authorized Representative shall have the right, without further notice to Contractor, to clean up Contractor’s work areas and backcharge the cost to Contractor.

14   Stop Work Orders

Contractor is responsible for conducting the Work, however, Contractor shall at all times abide by the reasonable instructions of Company’s Site Manager and its Authorized Representative and any Company Directives.  If Contractor fails to comply with any such instructions, Directives, or the requirements of this Contract, Company or its Authorized Representative shall have the authority (a) to stop any portion of the Work affected by such failure until such failure is remedied or (b) to terminate this Contract for default in accordance with Section 41.  In the event that Company or its Authorized Representative is forced to issue a Stop Work Order, Contractor shall be liable for all resulting cost and Contract Schedule impacts.

15   Permits & Licenses

Contractor shall promptly apply for and procure, without additional compensation, all certificates, licenses, permits, and similar permissions required by applicable Laws necessary to perform except for such permits as may be specifically set forth as Company’s responsibility elsewhere within this Contract.

16   Submittals

16.1   Contractor shall submit to Company or its Authorized Representative all Deliverables required by the Contract. The submission of any such Deliverables shall be certification by Contractor that the information set forth therein is accurate in all material respects and conforms to the Contract requirements and all applicable Laws.

16.2   Unless the Contract indicates that any such Deliverable is to be for Company' or its Authorized Representative’s information only, Company or its Authorized Representative, upon receipt of Contractor's Deliverables, shall review and return same to Contractor, marked as "Accepted," "Accepted as Certified," or "Revise and Resubmit".

Contract _7/27/09                         9 of 63                        Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

The timing of Contractor's Deliverables and Company’s review shall be in accordance with the Contract Schedule. If the Schedule does not show a time for submission or approval, the submissions shall be made so as not to delay the Work, and Company or its Authorized Representative shall have a reasonable period to review the Deliverables.  Contractor shall be entitled to an equitable adjustment to the Contract Schedule if the Company, in reviewing the Deliverables, directly causes a material delay in the construction progress.

16.3   Upon receipt of a Deliverable marked "Accepted," Contractor may proceed with the Work to the extent of and in accordance with the Accepted Deliverable.

16.4   Upon receipt of a Deliverable marked "Accepted as Certified" and if Contractor concurs with Company's or its Authorized Representative’s comments, Contractor shall incorporate the comments and may proceed with the Work to the extent of and in accordance with the Accepted as Certified Deliverable. Within fourteen (14) Days, Contractor shall submit a revised Deliverable in which Company's or its Authorized Representative’s comments have been incorporated.  If Contractor determines that it cannot incorporate Company's or its Authorized Representative’s comments without prejudice to Contractor's warranty or other obligations under this Contract, Contractor shall so advise Company and its Authorized Representative in writing within seven (7) days of its receipt of Company's or its Authorized Representative’s comments, stating the reasons therefore. In this case, Contractor may proceed with the Work to the extent of and in accordance with the Accepted as Certified Deliverable only after resolution of Company’s or its Authorized Representative’s comments and Contractor’s objections.

16.5   Upon receipt of a Deliverable marked "Revise and Resubmit," Contractor shall immediately take all necessary action to revise its Deliverable in accordance with Company's or its Authorized Representative’s comments and to resubmit the document to Company and its Authorized Representative.  In no event shall Contractor proceed with the affected Work until its revised Deliverable has been returned to Contractor marked as "Accepted" or "Accepted as Certified" by Company.

16.6   Use of the term “Accepted” or “Accepted as Certified” shall not excuse or otherwise discharge Contractor from its responsibility to supply

Materials and Equipment that interface with Company-furnished components and comply with the requirements of this Contract, including the Specifications and Drawings as provided in the Contract and the documentation incorporated thereto.  Provided the review does not directly cause a material delay to the Contract Schedule, review and comment by Company or its Authorized Representative of Contractor’s Deliverable shall not relieve Contractor of its obligation to maintain the Contract Schedule and to complete the Work in accordance with this Contract, and any such review and comment by Company or its Authorized Representative shall not constitute a waiver of Company’s rights under this Contract with respect to nonconforming Work.

17   Issued for Construction Documents

17.1   Contractor shall perform the Work using only Drawings and Specifications marked by Contractor as "Issued for Construction" or equivalent designation.

17.2   Contractor shall maintain at the Project Site, a complete and current set of "Issued for Construction" Drawings and Specifications.

18   Ownership and Use of Contractor Deliverables

18.1   All Deliverables prepared or developed by Contractor and submitted to Company in the performance of the Work shall be the property of Company, and such Deliverables may be used by Company without restriction in the design, construction, operation, maintenance, and use of the Project.

18.2   To the extent that the Deliverables contain any intellectual property belonging to Contractor, Company shall have a royalty-free perpetual license, at no additional charge, providing the Company the right to use such property in the design, construction, operation, maintenance, and use of the Project.

18.3   Company and its Authorized Representative shall have the right to reproduce all Deliverables received from Contractor that are related to the Project notwithstanding any notice to the contrary appearing on the document.  If requested by Company or its Authorized Representative, Contractor shall provide a certificate to that effect.

19   Substitutions

Contractor may propose substitutions for the specified Goods or Materials and Equipment.  Contractor’s proposal shall constitute a warranty by Contractor that the proposed substitution is equal or superior to the item for

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

which it is being substituted and is fit for its intended purpose.  Company's or its Authorized Representative’s decision on the use of any such substitution shall be final.  If the substitution is accepted, the Company will issue a Change Order to that effect in accordance with Section 37.  Company’s or its Authorized Representative’s approval shall not excuse any of Contractor’s obligations including its warranty obligations.  Contractor shall be solely liable for the cost and schedule impacts of using any substitution.

20   Discrepancies

Whenever, in Contractor's opinion, the Contract documents or any portion of the Work are defective, deficient, or at variance with each other or with any Laws applicable to the Work, Contractor shall immediately discontinue performance on the portion of the Work affected thereby and Notify Company and its Authorized Representative of such opinion.  Thereafter, Contractor shall not proceed with the portion of the Work so affected until it has received a Directive specifying what action, if any, is to be taken.  If Contractor proceeds with any affected portion of the Work prior to receiving such Directive, such Work shall be at Contractor’s risk.

21   Quality Control/Quality Assurance Program

21.1   Contractor shall submit for review a Project-Specific Quality Control Program.  Contractor shall assign a Competent Person at the Project Site to implement and supervise Contractor’s Quality Control Program.

21.2   For Work that includes the installation, placement, storage, or preventative maintenance of Materials and Equipment, Contractor shall use Contractor’s appropriate procedures, systems, and forms to generate and track quality and inspection documentation, turnover punch lists, and preventive maintenance.

21.3   Contractor shall, without additional compensation, make or cause to be made all inspections and tests required by this Contract.  If the results or methods of performance of such inspections or tests fail to conform to the requirements of the Contract, Company or its Authorized Representative may, at its sole discretion, require Contractor to perform additional inspections and tests, all costs of which shall be to the account of Contractor.  Contractor shall furnish Company and its Authorized Representative with satisfactory documentation of the results of all inspections and tests. Company and its Authorized Representative shall be given not less than seven (7) days Notice of any inspections or tests to be made by Contractor or by its Subcontractors or Suppliers so that Company or its Authorized Representative may, at its option, witness any such inspections or tests.

21.4   Unless specifically permitted by the Specifications, Contractor shall employ a qualified and approved independent testing agency, acceptable to Company and its Authorized Representative, to perform all required testing.

22   Materials Management Procedure

22.1   If required by the Scope of Work (Attachment A), Contractor shall, prior to the start of the Work, prepare and submit for approval a Project-Specific Materials Management Procedure (“MMP”). Contractor shall assign a Competent Person at the Project Site to implement and supervise Contractor’s Materials Management Procedure.

22.2   The MMP shall be a comprehensive computer-based system capable of tracking Contractor-supplied Materials and Equipment from requisition through order placement, delivery to the Project Site or other storage areas, receipt into inventory, and issuance from inventory for incorporation into the Work.

22.3   In addition, the MMP shall be used to track all Materials and Equipment furnished to Contractor by Company, its Authorized Representative, or third parties.  These Materials and Equipment shall be tracked either from purchase order information furnished by Company or other third parties or from the actual receipt and turn-over of Materials and Equipment to Contractor.

23   Control of Materials and Equipment Furnished by Company

23.1   Materials and Equipment furnished by Company to Contractor for Contractor’s installation, erection, or incorporation into the Work shall be offloaded and received by Contractor in the presence of Company’s or its Authorized Representative’s site representative or his designated representative.  Quantities of such Materials and Equipment shall be checked jointly by Contractor and Company or its Authorized Representative.  Contractor’s receiving and acceptance of such Materials and Equipment shall be recorded in writing and evidenced by Contractor’s signing of forms satisfactory to Company or its Authorized Representative.

23.2   If the nature of the shipping packaging allows, Contractor shall inspect and carefully note any visible shortage of or damage to the Materials and Equipment furnished by Company prior to the unloading of same from the carrier.  Where such inspection and inventory is not possible prior to

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unloading, Contractor shall inspect and inventory such Materials and Equipment as soon after unloading as practicable, but in any event, prior to moving such Materials and Equipment to storage.  Such inspection and inventory may require the opening and resealing of crates or cartons in order to ascertain the existence of any visible damage or of shortages in the quantities indicated in the shipping documents.  Contractor shall Notify Company or its Authorized Representative promptly of any shortages or damage revealed by its inspection.
23.3   Provided that the Company and Contractor were available for a timely inspection under 23.2, any shortage of or damage to such Materials and Equipment that is found after the time required for inspection under Section 23.2, and that would have been revealed in a proper inspection pursuant to Section 23.2, shall be deemed to have been caused by Contractor, and Contractor shall assume full responsibility for any shortages in, loss of, or damage to such Materials and Equipment and for any delay in completion of the Work caused thereby.

23.4   Contractor shall Notify Company or its Authorized Representative of any additional requirements for Materials and Equipment being supplied by Company.  Such Notice shall be made as soon as the need for the additional requirement is discovered, but, in any event, in sufficient time for Company or its Authorized Representative to address the requirement.  In the event of a misfit of the Materials and Equipment furnished by Company, Contractor shall immediately Notify Company or its Authorized Representative of such misfit.  Contractor shall take all reasonable steps to avoid standby time due to lack of such Materials and Equipment or misfits and shall continue to perform other portions of the Work pending resolution of such situations by Company and its Authorized Representative.

23.5   Contractor shall Notify Company or its Authorized Representative of any Materials and Equipment supplied to Contractor that are surplus and shall cooperate with Company and/or its Authorized Representative in the disposition of such surplus as directed by Company or its Authorized Representative.

24   Project Controls Requirements

24.1   Contractor shall provide Company and its Authorized Representative with appropriate reports and updates in sufficient detail to enable Company and its Authorized Representative to measure

Contractor’s progress against the current short term work plan on a weekly basis.  In addition, Contractor shall schedule and conduct Contractor shall schedule and conduct weekly progress meetings and weekly coordination meetings unless a need for more frequent meetings are needed or requested by the Contractor, the Company or the Company’s Authorized Representative.

24.2   Detailed Contract Schedule

a. Within thirty (30) calendar days of the effective date of this Contract, Contractor shall submit, for Company or its Authorized Representative’s review and approval, a detailed Contract schedule in CPM format using the latest software (currently Primavera 6.0).  Company or its Authorized Representative shall set the Project activity codes dictionary structure, calendars, activity ID and Project ID numbering system etc. in consultation with the Contractor.  The Company’s or Authorized Representative’s Project planner will also arrange a Project calendar to set the data dates for schedule updates, in order to facilitate easy electronic integration of the overall Project Schedule. This Contract Schedule shall include ample allowance for normal delays and difficulties that may be encountered in the work of this nature including weather, holidays, coordination and normal job site congestion.  At a minimum, the detailed Contract Schedule must support the dates given in the Project Schedule and show a logical and orderly array of resource loaded activities (materials, equipment and man hours) required to achieve completion of the work.  Individual activity durations shall not be longer than twenty (20) work days.  In case the submitted Contract Schedule is found deficient by the Company or its Authorized Representative, the Contractor shall correct the deficiencies and resubmit the schedule within five (5) working days for Company or its Authorized Representative’s approval.  The approved Contract Schedule will become the baseline against which schedule performance is measured.  Forecasted deviation of the completion date from this baseline by greater than one week will require a recovery plan addressing the causes of the deviation. The baseline will not be revised except by Change Order.

b. In conjunction with the development of the detailed Contract Schedule, Contractor shall produce production and quantity installation schedules for each major discipline, commodity, and craft activity.  These schedules shall reflect in tabular and graphical form the Deliverables to be produced or quantities to be installed each period.  These schedules shall be updated by Contractor on a weekly basis throughout execution of the Work.

24.3   Four Week Schedule (Three Week Look-Ahead)

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

During the execution of the Work, Contractor shall submit to Company or its Authorized Representative a weekly short term schedule showing the previous week's Work and a three week look-ahead schedule including engineering, procurement, and construction activities as appropriate (the "Four Week Schedule").  As a minimum, the Four Week Schedule shall include all activities, Contract Schedule milestones, and payment milestones identified on the detailed Contract Schedule for the four week period.  The Four Week Schedule must identify all activities by area, and must include manpower loading for each activity.

24.4   Daily Report

Beginning with the first day of activity on the Project Site and continuing until completion of the Work, Contractor shall submit a “Daily Report” in form and substance acceptable to Company ‘s Authorized Representative. At a minimum, the Daily Report shall list any safety incidents, manpower by craft, equipment, FWOs, and a brief description of Contractor’s activities. The report for the previous day shall be submitted to the Company and its Authorized Representative by 9:00 a.m. of each working day.  Daily reporting may be suspended at the discretion of the Company in the event work is slowed or stopped.

24.5   Weekly Status Report

Beginning with the start of activity on the Project Site and continuing until completion of the Work, Contractor shall submit a “Weekly Status Report” in form and substance acceptable to Company’s Authorized Representative.  At a minimum, the Weekly Status Report shall include safety statistics, completed work activities, schedule updates, manpower utilization, FWOs, and CORs.  The report for the previous week shall be submitted to Company’s Authorized Representative by 9:00 a.m. of each Monday.

24.6   Monthly Report

a. Following the Effective Date of the Contract, Contractor shall submit a “Monthly Report” in form and substance acceptable to Company or its Authorized Representative.  At a minimum, the Monthly Report shall include the following:

24.6.1.1 A brief description of work activities accomplished during the reporting period for all phases of the Work.
24.6.1.2 Milestones Achieved.
24.6.1.3 FWOs and CORs.
24.6.1.4 Status of Documents and Drawings for Approval.
24.6.1.5 Quality Assurance/Quality Control Activities.
24.6.1.6 The updated detailed Contract Schedule including a detailed recovery plan for any schedule milestones that have slipped from the baseline Contract Schedule. The updated detailed Contract Schedule and Monthly Report shall be submitted as separate documents.

24.6.1.7 A narrative description of all problems affecting progress of the Work, proposed remedies to such problems, and other needs of Contractor.

b.  The Monthly Report shall be submitted to Company or its Authorized Representative on the fifth day of each month.

24.7   All reports required by this Section 24 shall be delivered to Company or its Authorized Representative in hard copy and native electronic format including any reports generated with Primavera 6.0.  The Company or its Authorized Representative will provide an example of weekly and monthly reports expected from the Contractor to insure proper management and success of this project.  Provision of these reports by the Contractor will be in accordance with the Project calendar.

24.8   For Progress Measurement, the Contractor shall adhere to Company or its Authorized Representative’s standard rules of credit milestones, in accordance with Company or Authorized Representative approved progress measurement system.  Man-hour budgets will be reasonably spread over discrete elements of identifiable and quantifiable work to provide the budget basis for progress measurement.  Budget hours will be earned as quantities are installed.  Quantity surveillance will be performed by the Contractor and verified by the Company or Authorized Representative to confirm installed quantities and or earned man-hours.  Construction Progress measurement will be updated weekly.

25   Construction Works

Construction Works shall be in first-class operating condition, safe, and fit for the purposes for which they are used.  Such Construction Works shall be subject to inspection from time to time by Company, its Authorized Representative or by third parties as may be required by applicable Laws.  Any Construction Works that do not conform to the requirements of the Contract or applicable Laws shall be promptly removed by Contractor and replaced without additional cost to Company and without delaying the Contract Schedule.

26   Expediting, Inspection, and Testing

26.1    In addition to tests that may be specified elsewhere in this Contract, Company and its Authorized Representative shall have the right, but not the obligation, to inspect and test Contractor’s Work at any time, including any Work that may be performed at locations other than the Project Site,

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

to ensure compliance with the requirements of the Contract.  Any such inspection or lack of such inspection shall not excuse Contractor’s obligation to perform in accordance with the requirements of the Contract.  Contractor shall provide access and sufficient safe and proper facilities for such inspections and tests.

26.2   If Contractor covers any portion of the Work prior to (i) an inspection or test required by this Contract, (ii) an inspection or test specified in the schedule of inspect and test activities, or (iii) an inspection or test previously requested by Company or its Authorized Representative, the cost of uncovering and restoring the Work to allow for such inspection or test shall be to Contractor’s account.

26.3   If Industry Practices would require re-examination, then re-examination of any Work may be ordered by Company or Authorized Representative.  If, as a result of such re-examination, any part of the Work is determined by Company or Authorized Representative to be defective or to otherwise fail to conform to this Contract, Contractor shall not be reimbursed for uncovering the Work or for the repair or for the corrective work required to be performed or for any restoration costs.  If, as a result of such re-examination, the Work is found to conform to the Contract requirements, Company shall reimburse Contractor for the allowable direct documented cost incurred by Contractor to uncover and restore the re-examined portion of the Work and the Contractor shall be entitled to an equitable adjustment to the Contract for delay only in the event that re-examination shows conformity with the Contract.

26.4   Rejection by Company or Authorized Representative of any non-conforming Work shall be final and binding.  Rejected Work shall be promptly repaired or replaced by Contractor so as to conform to this Contract and all costs thereof shall be to Contractor’s account.  If Contractor fails to promptly commence and diligently continue the repair or replacement of such rejected Work within five (5) days of receipt of written Notice from Company or Authorized Representative to do so, Company or its Authorized Representative may, at its option, cause the rejected Work to be repaired or replaced by others and all costs thereof shall be to Contractor’s account.  The refusal or failure to commence correction of the rejected Work upon Directive within five (5) days shall constitute a basis for Termination for Default of Contractor under Section 41 at the sole discretion of Company.  If Contractor commences correction as required under this section, Contractor reserves its right to dispute the required correction for 30 days following the corrective action.

27   Contractor's Shipments

27.1   Contractor shall be responsible for shipping all Contractor-supplied Materials and Equipment and Construction Works to the Project Site including any required export licenses and customs clearance.  Contractor shall consign such shipments to itself at the shipping address for the Project, freight fully prepaid.  Contractor shall be responsible for making demurrage agreements and for settling any claims by carriers for such shipments.

27.2   Contractor shall advise Company or its Authorized Representative, in writing, in advance of major shipments of Materials and Equipment or the delivery of major items of Construction Works and Contractor shall be responsible for all aspects  regarding the arrival, unloading, inspection, and release of the carriers' equipment.  Contractor shall coordinate as necessary with Company or it’s Authorized Representatives. Contractor shall promptly unload its shipments and release the carriers' equipment from the Project Site.

28   Country of Origin

Materials and Equipment shall have their origin in the country or countries as required by the Contract.  Unless otherwise indicated in the Contract, the country of origin shall be considered the country in which the Materials and Equipment become a commercially recognizable product that is substantially different in basic characteristics, purpose, or utility from its components and that results from fabricating, manufacturing, processing, or a substantial and major assembling of components.

29   Spare Parts

If the Work includes the furnishing of any Engineered Materials and Equipment and if Contractor intends to terminate or discontinue the production of spare parts related to such Materials and Equipment, Contractor shall give Company or its Authorized Representative Notice of its intention to do so in sufficient time to permit Company or its Authorized Representative to obtain their spare parts requirements from Contractor or from others.  Contractor shall provide to Company’s Authorized Representative, at no cost, the drawings, blueprints, and specifications for the fabrication, manufacture, and assembly of the spare parts if and as requested by Company or its Authorized Representative.  The obligations of this Section 29 shall survive any completion or termination of this Contract.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

30   Title & Risk of Loss

Title to all Materials and Equipment supplied by Contractor in the performance of its Work shall pass to Company on the earlier of (i) delivery to the Project Site or (ii) Contractor’s receipt of payment from Company.  Regardless of which Party has title, risk of loss shall remain with Contractor until Company assumes care, custody, and control or until Final Acceptance, whichever is earlier.

31   Protection of the Work

Regardless of who may hold title, Contractor shall be responsible for protection of the Work, including any Goods or Materials and Equipment furnished to Contractor by others, until Company assumes care, custody, and control or until Final Acceptance, whichever is earlier.  Until that time, Contractor shall take all necessary precautions to protect the Work from damage by the elements or by other construction activities.

32   Possession Prior to Final Completion

Company shall have the right to take possession of or use any completed or partially completed portion of the Work as Company may deem necessary for their operations.  If Company exercises the foregoing right, Company will provide written Notice to Contractor.  Such possession or use shall not constitute acceptance of Contractor's Work, but Contractor shall not be liable for damage or loss to the Work caused by Company, or third parties acting under the control of Company.

33   Warranty of the Work

33.1   Contractor warrants that (i) the Materials and Equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract, (ii) the Work will be free from defects not inherent in the quality required or permitted, (iii) the Work will be done in a professional and workmanlike manner in accordance with Industry Practice, and (iv) the Work will conform to the requirements of the Contract.

33.2   The Warranty Period is set out in Section 65.  Nothing contained in Section 65 is intended nor shall be construed to limit any other obligations which the Contractor may have under the terms of the Contract.  The Warranty Period for correction of Work as described in Section 65 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which Company may seek to enforce Contractor’s other obligations under the Contract including Contractor’s liability for latent defects.

33.3   At any time prior to the end of the Warranty Period, Contractor shall replace, repeat, repair, retest, re-inspect, or otherwise correct any portion of the Work that fails to conform to the warranties in Section 33.1.  Contractor shall perform any such Corrective Work at its sole expense.  In addition, Contractor shall be liable for the cost of correcting any Work of Company, or other contractors or Contractors that is destroyed or damaged by Contractor's Corrective Work or by removal of Contractor’s defective Work.

33.4   In addition to the warranties in Section 33.1 above, and to the extent that Contractor is obligated to supply any Goods under this Contract, Contractor warrants that the Goods are new, of merchantable quality, and fit for their particular purpose.  If any Goods are found to be defective or otherwise not in conformance with the Contract, Company or its Authorized Representative shall have the right, upon giving notice and the basis for rejection, to either (a) reject any or all defective or nonconforming Goods or (b) accept and correct the Goods.  Contractor shall pay all costs and expenses arising from such rejection or correction.

33.5   Contractor shall perform any required Corrective Work as soon as reasonably possible, but in any event, within five (5) Days after Contractor receives Notice from Company or its Authorized Representative that the Work is nonconforming.  If, despite Contractor’s reasonable efforts, the Corrective Work cannot be performed within said five (5) Day period, Contractor shall commence such Corrective Work immediately upon receipt of Notice from Company or its Authorized Representative and shall diligently and, without interruption, perform such Corrective Work until it is completed.  If Contractor contends that the Corrective Work directed by Company or its Authorized Representative is not covered by the warranty or is outside the Warranty Period, or that Contractor is not obligated to perform the Corrective Work for other reasons, Contractor shall nevertheless promptly proceed with the Corrective Work in accordance with the Company and or Authorized Representative’s Directive, submit a Notice of claim within seven (7) Days, and pursue its remedies under Section 62 hereof.

33.6   If, during the Warranty Period, the performance of Corrective Work would disrupt the work of others or the commercial operation of the Project or any portion thereof, such Corrective Work shall be coordinated with Company or its Authorized Representative’s operating personnel in order to minimize such disruption.  In the event of such

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disruption, Company or its Authorized Representative may require that Corrective Work be performed on an around-the-clock basis, including weekends and holidays.  All costs incidental to such Corrective Work, including, but not limited to, overtime premiums and shift differentials, shall be borne by Contractor.

33.7   In the event: (i) Contractor fails to commence Corrective Work promptly within the five (5) Day period prescribed above; or (ii) Contractor commences Corrective Work within the five (5) Day period but, in Company’s or its Authorized Representative’s reasonable opinion, under Industry Practices fails to diligently, and without interruption, prosecute the Corrective Work; or (iii) Company  or its Authorized Representative reasonably determines that a case of emergency exists, where delay in commencing Corrective Work could result in serious loss or damage to persons or property; or (iv) Company or its Authorized Representative, in its sole reasonable discretion, determines that the requirements of its Project Schedule will be adversely affected if the Corrective Work is not performed prior to the expiration of the five (5) Day period; or (v) Company or its Authorized Representative reasonably determine that the Corrective Work must be performed prior to the expiration of the five (5) Day period in order to return the Work or the Project to commercial use, then the Corrective Work may be performed by Company or its Authorized Representative and all costs thereof shall be to Contractor's account, provided that Company or its Authorized Representative, as applicable, has given reasonable Notice thereof to Contractor and afforded Contractor the opportunity to perform Corrective Work within the time determined by Company or its Authorized Representative to be required.  Further, the refusal or failure of Contractor to commence Corrective Work within five (5) Days of Notice from Company or its Authorized Representative shall constitute a basis for Termination for Default under Section 41, at the sole discretion of the Company, regardless of the degree of completion of the Work by the Contractor.

33.8   Company shall have the right to assign Contractor’s warranties to other third parties.

33.9   Company shall operate and maintain the equipment in a manner consistent with all applicable manufacturer specifications.  Contractor shall not be obligated to warranty any claim by Company arising directly or indirectly from Company’s failure to meet its obligation to operate and maintain the Equipment or care for materials in a manner consistent with applicable manufacturer specifications.

34   Warranty of Title

Contractor warrants that title to the Work, including the Materials and Equipment, shall be clear, marketable, and free of any defects, liens, charges, or encumbrances whatsoever.

35   Warranty against Infringement of Patents, Copyrights, Trademarks, and Trade Secrets

Contractor represents and warrants that no portion of the Work infringes any patent, copyright, trademark, or trade secret.  If the Work or any portion thereof is held to constitute an infringement of any patent, copyright or trademark or an unauthorized disclosure of any trade secret, Contractor shall, at its own expense, and, at Company’s option (i) procure for Company the perpetual right to use such Deliverables (ii) replace the Deliverables with implements that are not infringing or do not disclose any trade secret, or (iii) modify the Work so that it becomes non-infringing or does not disclose any trade secret.  Any such replacement of or modification to the Work shall meet the requirements of and shall be subject to the terms of this Contract.

36   Intellectual Property

Whenever Contractor is required to use any design, device, material, or process covered by letters, patent, trademark, or copyright, Contractor shall indemnify and save harmless Company from any and all claims for infringement by reason of the use of such protected design, device, material or process in connection with the Agreement and shall indemnify Company for any costs, expenses and damages which it may be obliged to pay by reason of such infringement at any time during the prosecution or after the completion of the Services; provided, however, that Contractor has no such liability for equipment, design, material or processes furnished by Company.

37   Changes

37.1   Company and its Authorized Representative shall have the right to direct Contractor to make changes in the Work that are within the general scope of the Work including additions, deletions, and revisions in the Goods, the Materials and Equipment, the Construction Works, or the Contract Schedule.  To the extent that any such change impacts Contractor’s cost of or time for performance, the Total Contract Cost and Contract Schedule shall be equitably adjusted to compensate for such impact.  Changes shall be accomplished using Request for Change

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Proposals, Field Work Orders, Change Order Requests, Change Orders, or a combination thereof.

37.2   Request for Change Proposal

Request for Change Proposal (“RFCP”) is a Company Directive that advises Contractor about a potential change in the Work.  Unless otherwise stated in the RFCP or in some subsequent Company Directive, Contractor shall not implement the change until it receives a fully executed Change Order.

37.3   Field Work Orders

A Field Work Order (“FWO”) is a Company Directive that instructs Contractor to take some immediate action in connection with the Work.  FWOs are issued when the circumstances are such that there is not time to issue a RFCP or a Change Order.  Upon receipt of a FWO, Contractor shall immediately proceed in accordance with the terms of the FWO.  Any impact of an FWO on the Total Contract Cost or Schedule shall be adjusted by a formal Change Order.

37.4   Change Order Requests

Within seven (7) Days after the occurrence of any event that Contractor believes entitles Contractor to a Change Order, Contractor shall determine whether it will have any cost or Contract Schedule impact on Contractor’s Work.  If Contractor believes that it will have any such impact, Contractor shall prepare and submit a Change Order Request (“COR”) to Company.  When submitting a COR, Contractor shall include:

a. a detailed narrative describing the factual basis of the request including references to the applicable Contract provisions,

b. a detailed build-up of the price of the proposed change of the GMP scope, if any, including labor (hours and rates), Goods, Materials and Equipment, Subcontractors, Suppliers, Construction Works and  Services, (exclusive of markups for profit), together with supporting documentation such as time sheets and vendor invoices, and

c. a detailed analysis showing the impact, if any, on the Contract Schedule.

37.5   Change Orders

a. A Change Order (“CO”) is a formal written instrument stating (i) the change in the Work, (ii) the adjustment, if any, in the Total Contract Cost, and (iii) the adjustment, if any, in the Contract Schedule.

b. Upon receipt of a properly documented COR, the Parties shall negotiate in good faith to determine whether Contractor is entitled to a Change Order and, if so, the appropriate equitable adjustment, if any.  Change Orders are to be managed outside the GMP structure and priced individually.  Contingency under the GMP is not available to fund Change Orders, as defined in Attachment B –

Price and Payment, Section 3.3 – Contract Contingency. In determining the price of Changes to scope of the Work, the allowance for profit shall be determined on the basis of the cumulative net value of change and how it relates to the Dead-Band referenced in Attachment B – Price & Payment, Section 4 – Change Management. Contractor shall not be entitled to any damages; including loss of anticipated profits, based on a decrease in the Work.

c. If the Parties are unable to agree on the disposition of a COR, including those necessitated by a FWO, Company will either (i) issue a Notice denying Contractor’s request or (ii) issue a unilateral Change Order setting forth Company’s final determination regarding the adjustments.  If Contractor disagrees with Company’s determination, it may pursue the matter under Section 62 (“Disputes”). Pending resolution of the dispute, Contractor shall continue to perform its Work, including the disputed Work, in accordance with the Contract and the Company’s Directives.

37.6   Claims

A Claim is a written demand by Contractor seeking an adjustment in the Total Contract Cost or Contract Schedule or some other relief under the terms of the Contract Documents for events other than a RFCP or FWO.  Contractor shall provide Notice to Company of any potential Claim within seven (7) Days after the event giving rise to the Claim.  Within fifteen (15) days thereafter, Contractor shall submit a COR for any claimed cost or Contract Schedule impacts.  The Claim will be processed in the same manner as set forth in Section 37.4.

37.7   Waiver

Contractor hereby expressly waives any right to an equitable adjustment in the Total Contract Cost or the Contract Schedule; (i) for any event that Contractor fails to pursue in accordance with this Section 37, (ii) for work done by Contractor without a Company Directive or Change Order, or (iii) for claims asserted after Contractor submits its final invoice.

38   Final Completion and Acceptance

38.1   Final Completion of the Work shall be deemed to have occurred when all of the following have been completed: (i) the Work, including any punch list items, has been fully completed in accordance with the requirements of the Contract; (ii) all inspections and tests have been successfully completed; (iii) all Deliverables including any required operation and maintenance manuals, special tools, and operating certificates have been submitted; (iv) all Contractor’s, supplies, rubbish, Construction Works, excess Materials and Equipment, and temporary facilities have been removed from the Project Site; (v) Contractor has restored any facility affected by Contractor to its original condition and

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and/or utility belonging to Company used or state of repair; and (vi) all Contractor’s Subcontractors and Suppliers have been paid in full as shown by properly executed lien releases.

38.2   When Contractor believes that it has achieved Final Completion, it shall so Notify Company and its Authorized Representative.  If Company agrees, Company shall endorse Contractor’s Notice.  If Company does not agree, it shall Notify Contractor of its reasons for refusing to endorse the Notice.  Thereafter, Contractor shall work diligently to correct the deficiencies and resubmit its Notice.  This process may be repeated as many times as necessary to obtain Company’s endorsement.

38.3   Company endorsement of Contractor’s Notice of Final Completion shall constitute Company’s Final Acceptance of the Work.  Such Final Acceptance shall not relieve Contractor of its continuing obligations under this Contract, including its warranty and indemnity obligations.

39   Suspension of the Work

39.1   Company shall have the unilateral right to suspend performance of the Work, in whole or in part, by giving Notice to Contractor specifying the extent to which the Work is suspended and the effective date of such suspension.  Contractor shall suspend performance of the Work to the extent that the Notice so specifies, but shall continue to perform any portion of the Work not suspended.  To the extent that any such suspension affects Contractor’s cost of or time for performance, the Total Contract Cost and Contract Schedule shall be equitably adjusted to compensate for such impact.

39.2   All requests for adjustment in the time or cost for performance under this Section 39 shall be submitted to Company in accordance with the provisions of Section 37.

40   Termination for Convenience

40.1   Company shall have the unilateral right to terminate this Contract, in whole or in part, for its convenience, by giving Notice to Contractor specifying the extent to which the Contract is terminated and the effective date of such termination.  Contractor shall discontinue performance of the Work to the extent that the Notice so specifies, but shall continue to perform any portion of the Work not terminated.  To the extent that any such termination affects Contractor’s cost of or time for performance, the Total Contract Cost and Contract Schedule shall be equitably adjusted to reflect any such impact.

40.2   Contractor, if and to the extent requested to do so by Company, shall promptly assign to Company, in form and content satisfactory to Company, Contractor’s rights, title and interest to the Materials and Equipment and Construction Works purchased for or committed to the terminated Work (whether completed or in progress), and Work in progress and completed Work (whether at Project Site or at other locations), or shall otherwise dispose of same in accordance with the Company's Directives.

40.3   Subject to Contractor’s compliance with the provisions of this Section 40 and other applicable sections of the Contract, Contractor shall recover from Company, as complete, full, and final settlement for such terminated Work, a sum equal to its actual direct cost for the terminated Work satisfactorily performed as of the effective date of termination, plus an allowance for reasonable overhead and profit on such direct cost of the Work performed, provided, however, that such a sum does not exceed a pro rata portion of the Total Contract Cost, commensurate with the ratio that the terminated Work performed by Contractor and accepted by Company as of the effective date of the termination bears to the entire Work specified under this Contract prior to termination.  Any payment to Contractor hereunder shall be less any amounts previously paid to Contractor.  In addition, Contractor shall recover from Company its reasonable and direct costs incurred to terminate its subcontracts, including lease and rental agreements, supply agreements, and other commitments.  In no event, however, shall the total payment to Contractor under this Section 40 exceed the Total Contract Cost prior to termination.  Contractor shall not be entitled to recover indirect, special, incidental, consequential or exemplary damages; including loss of profits or revenue on Work not performed.

40.4   All requests for compensation under this Section 40 shall be submitted to Company in accordance with the provisions of Section 37.

41   Termination for Default

41.1   If Contractor (i) fails to supply adequate Competent Persons to perform the Work, (ii) fails to perform the Work in a safe professional and workmanlike manner; (iii) fails to abide by all applicable Laws, (iv) fails to make prompt payment to its Subcontractors and Suppliers, v) fails to abide by Company or Authorized Representative Directives, (vi) or is otherwise in breach of its obligations under this Contract and Contractor fails to correct any such condition within seven (7) Days after receipt of Notice from Company,

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Company may without any further Notice or prejudice to any other right or remedy, terminate the contract for default.

41.2   In the event of termination by Company under this Section 41, Contractor, if and to the extent requested to do so by Company, shall promptly assign to Company, in form and content satisfactory to Company, Contractor’s rights, title and interest to Materials and Equipment purchased for or committed to the terminated Work (whether completed or in progress) and Work in progress and completed Work (whether at the Project Site or at other locations) and to those subcontracts, lease and rental agreements, supply agreements, and other commitments so designated by Company.  Company, at its option and without waiving any other available remedy under this Contract or at Law or in equity, may take possession of the Work at the Project Site and of any or all of the Materials and Equipment (whether delivered to the Project Site or on order by Contractor) and finish the terminated Work by whatever method Company deems necessary; including, obtaining Materials and Equipment similar to those to be provided under this Contract, on terms and conditions that Company deems appropriate.

41.3   In the event Company elects to terminate this Contract pursuant to this Section 41, Company shall have the right to use any of Contractor’s Intellectual Property and proprietary information that Company deems necessary to complete the Work.

41.4   In the event of a termination for default, Contractor shall be liable to Company for all Losses incurred by Company arising from the default including all costs to complete the terminated Work.  Upon termination under this Section, Company may withhold any further payments to Contractor unless and until all of the Work, including the terminated Work, has been completed and Accepted by Company.  Company shall thereafter determine the Losses incurred by Company as a result of the termination.  If the Losses are less than the unpaid balance of the Total Contract Cost, Company shall pay the difference to Contractor.  If the Losses exceed the unpaid balance of the Total Contract Cost, Contractor shall promptly, after receipt of Company’s invoice, pay to Company the amount of such excess.  Contractor shall continue to be fully liable to Company for all other damages to Company.  If the Contract is terminated under this Section and it is later determined or adjudged that there is no default, such termination shall be considered to be a termination for convenience and not a breach of contract, and the provisions of Section 40 (Termination for Convenience) shall apply.

42   Insurance

Contractor shall maintain the insurance coverage described in Attachment C (Insurance Requirements).

43   Indemnity

43.1   To the extent of its fault or negligence, Contractor agrees to indemnify, hold harmless, and defend Company, and Lenders (the “Indemnified Parties”) from and against any Losses arising:

a. on account of injury, illness, or death of any persons including the employees of the Indemnified Parties, Contractor, its Subcontractors, Suppliers, and other third parties,

b. injury to or destruction of tangible property,

c. from failure of Contractor to comply with any Laws,

d. from claims by any collective bargaining group or individual employee that Contractor has failed to pay wages, benefits, withholdings, dues, or assessments,

e. from failure to pay Employees, Subcontractors or Suppliers, or

43.2   The provisions of this Section shall survive Final Acceptance and the termination of this Contract.

44   Waiver of Consequential Damages

Except for (i) those damages specifically recoverable by Company or Contractor as set forth elsewhere in the Contract, (ii) specified liquidated damages, if any, or, (iii) those consequential damages resulting from the willful misconduct of Company or Contractor, neither Party shall be liable to the other, whether such liability arises out of contract, warranty, tort (including negligence), strict liability, or any other cause or form of action whatsoever, for consequential, special, indirect, punitive, exemplary, or incidental loss or damage.

45   Limitation of Liability

Contractor’s liability to Company shall not exceed the GMP. The foregoing limitation upon Contractor’s liability shall apply under any theory of recovery regardless of Loss, including contract, warranty, tort (including negligence whether actual, imputed, or presumed by operation of law), strict liability. However, such limitation shall not apply to Contractor’s indemnity or insurance obligations or to any claims arising directly or indirectly from Contractor’s willful misconduct or gross negligence.

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46   Force Majeure

46.1   Neither Party shall be responsible for or liable for or be deemed in breach of this Contract because of any delay, interference, disruption, or hindrance in the performance of their respective obligations hereunder, if and to the extent that any such impact in performance is due solely to a Force Majeure event.

46.2   The following events shall not be considered Force Majeure events within the meaning of this Section:

a. changes in market conditions that affect the demand for the services of Contractor or its Subcontractors or Suppliers;

b. late delivery of Materials and Equipment caused by congestion at the facilities of Contractor or its Subcontractors or Suppliers or elsewhere, an oversold condition of the market, inefficiency, or similar occurrence or condition;

c. late performance by Contractor or its Subcontractors or Suppliers caused by a shortage of labor or supervision, inefficiency in prosecuting their respective portions of the Work, or similar occurrence or condition;

d. Contractor’s failure or the failure of its Subcontractors or Suppliers to secure and maintain permits, licenses, or other governmental approvals necessary for prosecution of the Work or their respective portions of the Work;

e. normal weather conditions, including adverse weather conditions predictable through analysis of 100 year historical weather data, and;

f. any negligent or intentional acts, errors, omissions or acts which are the fault of the affected Party.

46.3   If Contractor experiences a delay, interference, disruption, or hindrance or other inability to perform that is due solely to a Force Majeure event described herein, the Contract Schedule shall be adjusted and the scheduled completion date shall be extended by a period of time equal to the amount of time reasonably determined by the Parties to be necessary for Contractor to recover from such impact in performance.  Contractor expressly agrees that adjustment of the Contract Schedule shall be Contractor’s sole and exclusive remedy and Company’s sole and exclusive liability in the event Contractor is delayed, interfered with, disrupted, or hindered in the performance of its Work by a Force Majeure event.

46.4   The Party claiming a delay under this Section shall use its best efforts to remedy any inability to perform due to the occurrence of a Force Majeure event.  As and when such affected Party is able to resume performance of its obligations under this

Contract, such affected Party shall give the other Party Notice to that effect.

46.5   If Contractor experiences a delay, interference, disruption, or hindrance or other inability to perform that is due to a Force Majeure event described herein, Contractor shall take all reasonable steps to reduce, mitigate, remove, or overcome the delay, interference, disruption or hindrance or its direct or indirect effects or impacts.  If Contractor fails to take such action as Company may, in its sole discretion and after seven (7) days written Notice to Contractor, and at Contractor’s expense, initiate measures to remove or relieve such delay, interference, disruption, or hindrance or its direct or indirect effects or impacts and thereafter require Contractor to resume full or partial performance of the Work, or may declare Contractor in default under this Contract.

46.6   Failure of the affected Party to provide the Notice or to take the prescribed actions hereunder shall be deemed a waiver by the affected Party of its right to seek an extension of time for its performance.

47   Avoidance of Liens

47.1   Third party Liens - Contractor shall promptly pay for all things including Services, Labor, Construction Works, Materials and Equipment, and Goods used or furnished by Contractor in the performance of the Work and shall, at its sole expense, keep the Project free and clear of any liens.  If Contractor fails to release and discharge any such lien against the Project within seven (7) Days after receipt of Notice from Company to remove such lien, Company may, at its option, pay, discharge, or release the lien or otherwise deal with the lien claimant.  In the event that Company elects to pay any such lien claim, the amount of such payment shall be considered reasonable.  Contractor shall be liable to Company, as applicable, for any Losses incurred by Company in resolving lien claims including reasonable attorney fees and court costs.  Company shall be entitled to deduct such costs from payments otherwise due to Contractor.

47.2   Liens by Contractor – Unless otherwise required by statute, the Parties agree that Company may discharge any lien filed by Contractor by posting a surety bond with a penal sum equal to 105% of the lien claim amount.

48   Proprietary Information

48.1   Unless required by applicable Laws, neither Party shall disclose to third parties, information obtained from the other Party in the performance of this Contract which has been designated by that Party

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as confidential or proprietary information (“Confidential or Proprietary Information”).

48.2   This obligation shall not apply to any information (a) in the public domain, (b) already in the Party’s possession free of any confidentiality agreement and not obtained from the other Party, (c) provided to a Party from a third party free of any confidentiality obligation and not obtained from the other Party, or (d) independently developed. Nothing in this Section shall limit or preclude either Party from use of Confidential or Proprietary Information in its possession prior to the execution of this Contract in accordance with the terms of any agreements governing such use.

48.3   Either Party shall have the right, without the other Party’s approval, to disclose Confidential or Proprietary Information to the limited extent required to comply with any request or order of a governmental agency or court.  If a Party intends to disclose Confidential or Proprietary Information to any governmental agency or court, that Party shall, to the extent it does not violate or fail to comply with any such request or order, advise the other Party prior to disclosure as defined in article 67. Each Party is responsible for taking any action it deems necessary, such as seeking a protective order from the appropriate authority, to protect its confidential and proprietary information.

48.4   The Contract, and any other information issued to or made available to Contractor by or through Company in connection with the Work are Proprietary Information whether or not so marked by Company.  All such Proprietary Information furnished by Company to Contractor shall remain Company’s property.  Upon completion of the Work, Contractor shall, as requested by Company, either destroy or return such documents including any copies thereof except that Contractor may retain one copy for its records.

49   Gratuities

49.1   Contractor, its employees, agents, and representatives, shall not give or offer to give to an officer, official, or employee of Company, gifts, entertainment, payments, loans, or other gratuities to influence the award of this Contract or any other contract or to obtain favorable treatment under this Contract or any other contract or purchase order.

49.2   Violation of this Section 49 may be deemed by Company to be a material breach of this Contract and any other contract between Contractor and Company, and may subject all contracts with Contractor to termination for default under the provisions of Section 41 (Termination For Default)

of this Contract, as well as any other remedies at law or in equity available to Company.

50   Assignment

Contractor shall not sell, assign, or transfer any of its rights or obligations under this Contract, in whole or in part, by operation of Law, or otherwise, without the prior written consent of the Company.  Any assignment of this Contract in violation of the foregoing shall be voidable at the option of the Company.  However, Company shall have the right to assign this Contract to Lenders, or Affiliated Companies including their respective successors or assigns each of whom shall have the right to make subsequent assignments.  Contractor shall include in any subcontracts, lease agreements, and purchase orders a provision giving to Contractor the right to assign any such subcontracts and purchase orders to the Company, its successors, and assigns and giving each the right to make subsequent assignments.

51   Notices

Any Notice required by this Contract shall be in writing, signed by an Authorized Representative of the Party issuing the Notice, and delivered to the Authorized Representative of the other Party at the address given on the signature page of the Contract.  A Notice shall be effective upon receipt or on the Notice's effective date, whichever is later.  Notice shall not be made by telephone, telegraph, facsimile, or electronic mail.

52   Severability

Any invalid or unenforceable provision of this Contract shall be deemed severed from the Contract, and the balance of the Contract shall be reformed in such a manner as to effect, to the maximum extent possible, the original intent of the Parties.

53   Modifications and Amendments

No modification, amendment, rescission, waiver, or other change of or to this Contract shall be of any force or effect unless such modification, amendment, rescission, waiver, or other change is set forth in a fully executed Change Order.

54   Remedies

Unless otherwise designated as “sole and exclusive,” all remedies allowed by the Contract may be exercised cumulatively and concurrently with each other provided there is no double recovery for the same damages.  Where remedies are not specified in this Contract, then the Parties shall be entitled to their remedies at law or in equity for such occurrence, subject, nevertheless, to the Contractor’s Limitation of Liability in Section 45.

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55   Publicity

Contractor shall not issue news releases or publicize or issue advertising pertaining to the Work or to this Contract without first obtaining the written approval of Company.

56   Site Records & Audit

56.1   Contractor shall maintain, at the Project Site, one (1) record copy of this Contract, including all Drawings, Specifications, addenda, Change Orders, Field Work Orders, and other modifications in good order and currently marked to record changes and selections made during construction.  In addition, Contractor shall maintain, at the Project Site, one (1) record copy of approved shop drawings, product data, samples, and other Deliverables required of Contractor.  These record copies shall be available to Company at all times and shall be delivered to Company upon completion of the Work. Delivery of the record copies shall be a condition precedent to Final Acceptance.

56.2   Company reserves the right to perform an audit of all Contractor’s and associated Subcontractors and Vendors documentation. Company shall be allowed to perform total of (3) audits, including one (1) audit that can be performed after Final Completion.  Audit locations and/or additional follow-up audits shall be determined based on audit conditions/findings.

57   Interpretation

57.1   Any reference to an article, section, paragraph, exhibit, appendix, or attachment refers to an article, section, paragraph, exhibit, appendix, or attachment of or to this Contract unless otherwise specified.  The table of contents and the headings and subheadings are inserted for convenience only and shall not be deemed a part of this Contract nor taken into consideration in the interpretation or construction of this Contract.

57.2   As used in this Contract, the singular includes the plural, and the masculine includes the feminine.  The terms "hereof," "herein," "hereunder," and comparable terms refer to the entire Contract with respect to which such terms are used and not to any particular article, section, or subdivision thereof.  The terms “includes” and “including” shall mean “including, but not limited to.”

57.3   In the case of any conflict between or among the documents or provisions that make up Attachment A, including the Drawings and Specifications, the Scope of Work in Attachment A shall take precedence over the Drawings and Specifications and the Drawings shall take precedence over the Specifications and, within Drawings text shall take precedence over graphics, and the specific shall take precedence over the general.

57.4   If any provision of this Contract contemplates that Company and Contractor will negotiate any matter after the Effective Date, such provision shall be construed to include an obligation on the part of the Parties to negotiate in good faith in accordance with the intent of this Contract.

58   English Language

Contractor hereby represents that it has sufficient knowledge of the English language to fully understand this Contract.  All Deliverables provided by Contractor shall be in the English language.  Contractor shall bear all costs of translation and assumes all risk of such translation.

59   Non-Waiver

Any Party’s waiver of any breach or failure to enforce any of the terms, covenants, conditions, or provisions of this Contract at any time shall in no way affect, limit, modify, waive, or be deemed to affect, limit, modify, or waive that Party’s right thereafter to enforce or compel strict compliance with each term, covenant, condition, or provision of this Contract, any course of dealing or custom of the trade notwithstanding.

60   Survival

In order that the Parties may fully exercise their rights and perform their obligations hereunder arising from the performance of the Work, any provisions of this Contract that are required to ensure exercise of such rights or performance shall survive the expiration or termination of this Contract regardless of the cause for such termination and regardless of whether or not such termination applies to all or only part of this Contract.

61   Laws and Regulations

Contractor shall comply strictly with all Laws applicable to Contractor's Work.  Contractor shall not, under any circumstances, apply for any exception or variance from applicable Laws without Company's prior written approval.  This Contract shall be interpreted and applied in accordance with the laws of the State of Montana without regard to Montana’s choice or conflict of law rules or statutes.

62   Disputes, Forum and Applicable Law

62.1   This Agreement shall be governed in all respects by the laws of the State of Montana.

a) When a Dispute has arisen and negotiations between the parties have reached an impasse, either party may give the other party written notice

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of the Dispute.  In the event such notice is given, the parties shall attempt to resolve the Dispute promptly by negotiations between representatives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the matter.  Within ten (10) days after delivery of the notice, the receiving party shall submit to the other a written response.  Thereafter, the representatives shall confer in person or by telephone promptly to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.
b) If the dispute has not been resolved by negotiation between the representatives within thirty (30) days of the notice, or if the parties have failed to confer within twenty (20) days after delivery of the notice, the parties shall endeavor to settle the dispute by non-binding mediation.  The mediation shall consist of both parties agreeing to one neutral mediator, providing the mediator with simultaneous, non-shared written position statements, and daylong mediation at the chosen mediator’s desired location.
c) Should the mediation not lead to settlement of the dispute, then either party may proceed to a court of competent jurisdiction.
d) All negotiations and proceedings pursuant to this process are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality protections provided by applicable law.

62.2   Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Montana, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Montana and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

63   Notice of Affirmative Action

If the Work or any portion thereof is performed in the United States of America, then, for such Work or portion of the Work, Contractor shall comply with Executive Order 11246 (as amended), the Vocational Rehabilitation Act of 1973 (as amended), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (as amended), and their implementing regulations codified at 41 C.F.R. 60-1.4(a), 41 C.F.R. 60-741.4, and 41 C.F.R. 60-250.4, respectively, all of which are incorporated herein by reference and made part of this Contract.

64   Warranty Period

The Warranty Period for Contractor to correct its defective Work shall be twenty four (24) months from Final Acceptance unless otherwise stated herein.  Any Corrective Work done during the Warranty Period shall be warranted for an additional twenty-four (24) month period.

65   Contract Performance Security

65.1   Within seven (7) days after the Effective Date or prior to mobilization to the site, whichever is earlier, Contractor shall furnish an irrevocable Letter of Credit (LOC) in the amount of five million dollars ($5,000,000.00) as a guaranty on behalf of Contractor that the terms of this Contract shall be complied with in every particular.  The LOC shall (a) name Company or its designee as the beneficiary, (b) be issued by a bank with a major presence in the United States, and (c) be substantially in the form of Exhibit 5.  Company shall not be obligated to make any payments to Contractor for any purpose until the LOC is furnished to Company.

65.2   The LOC shall remain in full force and effect until the end of the Warranty Period provided, however, that upon Final Acceptance of the last generating unit, Company will accept a substitute LOC for two million, five hundred thousand dollars ($2,500,000.00) plus the amount of any potential or unpaid liquidated damages as determined by Company.

65.3   Upon discovery of an event that could result in a draw on LOC, Company will provide informal communication to the Contractor identifying the event in question to allow Contractor an opportunity for remedy.  If Contractor and Company fail to mutually resolve the event to Company satisfaction, Company will exercise its rights under Article 65.4.

65.4   Company is required to give Contractor 15 calendar days written Notice of it intent to draw upon and exercise its rights under the LOC.

66   Disclosure

Contractor acknowledges that Company is a regulated public utility. Further, Contractor acknowledges and accepts that Company may be compelled, obligated, ordered, or otherwise directed to produce this Contract, including all attachments, schedules, exhibits, and other documentation that may be required by federal or state

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regulators or other governmental authority. Contractor expressly acknowledges the potential of such disclosures and the potential for the Agreement to become part of the	public record and expressly accepts the provisions of Section 48.1 of this Contract.

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This Contract consists of the documents listed below and initialed by Contractor together with any other documents included by reference.  The documents shall be read together in a way that gives meaning, effect, and equal weight to all provisions.  In the event of an irreconcilable conflict, discrepancy, error, or omission, the order of precedence shall be in the descending order listed:

Contractor Initials	Document
N/A	Change Orders, if any
_____________	Contract Agreement
_____________	Attachment A – Scope of Work
_____________	Attachment B - Price & Payment
_____________	Attachment C – Insurance Requirements
_____________	Attachment D – Not Used
Provided by Contractor	Attachment E – Safety Manual & Plan
Provided by Contractor	Attachment F – QA/QC Manual
Provided by Contractor	Attachment G – Prequalification Forms for Subcontractors
_____________	Attachment H – Invoice Process Flow Chart
_____________	Attachment I – Permits Provided by Company
_____________	Attachment J – Dead Band Profit Adjustment Process for Change Orders
_____________	Attachment K – GMP Examples
_____________	Attachment L – Indemnity Agreement
_____________	Exhibit 1 – Partial Lien Release
_____________	Exhibit 2 – Final Lien Release
_____________	Exhibit 3 – Release to Work Form
_____________	Exhibit 4 – Requisition for Payment
_____________	Exhibit 5 – Form of Letter of Credit
_____________	Exhibit 6 – Change Order Request Form

In witness whereof, the Parties have caused this Contract to be executed with the understanding and intent that it shall be effective as of the date first set forth above.

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For Contractor:	For Company:
By:_______________________________	By:_____________________________
Title: _____________________________	Title: ___________________________
Date: _____________________________	Date: ___________________________

Representatives of the Parties

For Contractor:	For Company:
Name:	Name:
Address 1:	Address 1:
Address 2:	Address 2:
Address 3:	Address 3:
Tel:	Tel:
Fax:	Fax:
Email:	Email:
Cell:	Cell:

End of Contract

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment A – Scope of Work

1.	Project Data

1.1.	The Project name is Mill Creek Generating Station (MCGS).

1.2.	The Project Site is located near Anaconda, in Deer Lodge County, Montana.

1.3.	The Company is NorthWestern Energy.

1.4.	The Company Engineer is Stone & Webster Inc. A Shaw Group Company.

1.5.	The Authorized Representative is Stone & Webster Inc. A Shaw Group Company (Shaw).

2.	Scope of Work

2.1.
Unless explicitly provided other wise in Section 2.2 below, Contractor shall provide all resources including Goods, Labor, Materials and Equipment, Construction Works, and Services necessary to perform the following Work.

2.2.	General Description and Project Scope (Contractor shall refer to Basis of Design Doc. No: 133860-DC-P-001-Rev 1, for complete scope of work).

General Description

The new Mill Creek Generating Station (MCGS), located near Anaconda, in Deer Lodge County, Montana, will consist of three, nominally rated 50 MW Pratt & Whitney FT8-3 Swift-Pac combustion turbine generators (CTG) operating in simple cycle (150 MW total).  Each unit will have its own, dedicated selective catalytic reduction (SCR) unit to reduce NOx and CO emissions.

The project shall be complete, tested, commissioned and ready to operate by Date identified in Attachment A – Scope of Work, Section 3.

The facility and power plant shall be laid out to accommodate a fourth CTG, heat recovery steam generators, steam turbine generator and its associated cooling equipment in the future.  All systems shall be designed to accommodate the fourth CTG during this construction phase.

Conditions of Service

Safety is a critical component of successful plant design and construction and shall be a primary focus.

As a facility for electric transmission regulation service, the equipment is expected to be on-line continuously 24/7 with frequent and rapid load changes.  Operations are characterized by 10 to 12 load swings per day through the entire MW regulating range of the total operating units.  Normally, this regulating service will be at or below the base load rating.  It is anticipated that the units will have less than 20 cold starts per year.  The plant will be available for service at all times of the year and will be used for continuous service.

Reliable continuous regulation service is the purpose of this plant.

The basic aspects of the plant are to provide:

•	130 MW of regulation capability at all time 24/7 (on natural gas over all temperature ranges)

•	Load change (ramping rate) of +/- 30 MW/minute minimum (or better)

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

•	Design plant utilities for future addition of a fourth gas turbine unit

Regulation capability and range shall be continuous within an operational basis wherein emissions are controlled.

Each turbine unit shall be capable of operation firing natural gas and No. 2 diesel, and future biodiesel distillate liquid fuels.

The combustion turbine generator will be installed outdoors.

Service life of not less than 30 years is expected.

Site Conditions and Ratings

Rated conditions for the combustion turbine generator will be 81.5°F (dry bulb) with a relative humidity of 21.6 percent.  Plant elevation is 5180 ft above mean sea level.

Primary fuel for the combustion turbine will be natural gas.  In the event that gas is unavailable, liquid fuel will be utilized.  It is anticipated that about 95 percent of combustion turbine operating time will be with natural gas (winter usages of liquid fuels).

The design range of outdoor temperatures at the site is -16/-18 min to 81.5/56.3 max DB/MCWB°F (dry bulb/mean coincident wet bulb temperature each being 2 percent exceedence values).  Average annual temperature is 39.5/36.3°F DB/MCWB.  Extreme temperatures: 100°F high, -52°F low.  Ambient air in the vicinity of the site can be expected to contain fugitive dust.

Site design criteria for all systems shall be designed to -40°F.

No gas turbine inlet air heating or cooling is required at this site.

Contractor Supplied Items

The Contractor shall supply:

a)
The complete design, engineering, procurement, installation, construction, start-up, turnover, and commissioning of the balance of plant to readiness for commercial operation, including incorporation of, installation of, and commissioning of all Company furnished equipment and material.

b)	Installation of power wiring from individual combustion turbine/generator components to skid mounted junction boxes.
c)	Continuous Emissions Monitoring System (CEMS)
d)	CEMS power and sensors in exhaust stack.
e)	CEMS enclosure HVAC and enclosure foundation.
f)	CEMS instrumentation, sensors and connection wiring.
g)	Natural gas forwarding system on the plant site from Company furnished connection point at site property line.
h)	Liquid fuel oil truck unloading, storage and forwarding system.
i)	19% Aqueous Ammonia Storage System, pumps, and distribution to SCR System, including provisions to connect the future 4th unit.
j)	Plant switchyard, general grading.
k)	All demineralized water production equipment, tanks, and building enclosure.
l)	Raw water and demineralized water storage and forwarding systems.
m)	Geotechnical Engineering, required select fill soils and all compaction services including testing. Contractor can utilize existing geotechnical report.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

n)	Clearing, grubbing and rough grading of the entire site, including the switchyard area. Grading shall be balanced cut and fill. (Site has been cleared of contaminated soils.)
o)	Plant Control System (PCS) including main control console.
p)
Balance of plant auxiliary service interfaces to the combustion turbines including fuel gas and fuel oil required to meet Pratt & Whitney requirements, including provision to connect the future 4th unit.

q)	Balance of Plant infrastructure such as buildings, concrete foundations, access roads (paved and unpaved) and fences.
r)	Concrete foundations for buildings, enclosures, and equipment, including turbine/generator/SCR equipment.
s)	Procurement and installation of all components and materials except as described in the “Company Furnished Items” section.
t)	Procurement and installation of all items necessary to install and operate all items listed in the “Company Furnished Items” section.
u)	Contractor shall connect to Company supplied raw water flanged connection on site to supply raw, service, fire and demineralized water.
v)	Necessary infrastructure to supply power to new control room and balance of plant instrumentation and control systems when new generation units are not yet in operation.
w)
Telephone infrastructure from telephone company connection near the site to the wall outlets in the Control Room and Office building.  (Internal phone extension network to be carried by existing Ethernet line back to NorthWestern Butte offices.)

x)	Site drainage to Contractor-supplied storm drain infrastructure and retention eco-system infiltration basin.
y)
Civil works, including surfacing of the final site.  The gas turbine island and diesel fuel pump areas shall be concrete covered with drain catch rim.  Other site areas disturbed by construction shall be surfaced with crushed rock (occupied areas) or planted in native grasses.

z)	Site technical advisors (mechanical, electrical, and checkout/start up) during construction, startup, testing and commissioning.
aa)	Performance testing and commissioning support and support to Pratt & Whitney staff during commissioning and testing.
bb)	Training of the Operations and Maintenance (O&M) staff on the systems and equipment furnished by Contractor.
cc)	Provide O&M manuals and as-built drawings for the systems and equipment furnished by the Contractor.
dd)	Offsite property connection to municipal sewer line near Mill Creek Road.

Engineering/Procurement

Contractor shall design, engineer, and procure all required equipment/systems, including the following:

a)	Site drainage, including storm water retention eco-system.
b)	Concrete pad, pre-engineered building, piping, pumps and electrical for raw water demineralization equipment.
c)	Single raw-water/fire-protection-water storage tank sufficient for 500,000 gallons of active storage. 240,000 gallons shall be dedicated to fire protection.
d)	Single demineralized water storage tank sufficient for 500,000 gallons of active storage.
e)	Fire protection system as required to meet NFPA (2003) and local government requirements, including motor and diesel-driven main and jockey pumps.
f)	Low-voltage (480 VAC and below) switchgear.
g)	Design only of GSU foundations. Supply and construction of GSU foundations shall be by Company.
h)	Connection to each GSU low side.
i)	Central Plant Control Systems for systems not provided with the gas turbine package or by Company.
j)	Uninterruptible Power Supply (UPS) system.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

k)	Auxiliary buildings, including the following:

•	Operations and Maintenance Building
•	Water Treatment Building
•	Fire Water Pump House
•	Diesel Fuel Pump House
•	Storage Building
•	Electrical Equipment Trailers
•	Liquid Fuel and Natural Gas Injection Skids (supplied by Pratt & Whitney) enclosures.

l)
Security system for Control Building and Control Room area, electrical trailer/s, front electrical gate, complete with security cameras around yard critical areas and including Company identified provisions for NERC security requirements.

m)	The following complete systems, including, as a minimum; piping, insulation, heat tracing valves, instrumentation, pumps, and electrical requirements:

•	Fuel gas interconnection
•	Raw water
•	Demineralized water
•	Sanitary sewage system, including on site lift station
•	Storm water drainage
•	Waste water treatment through oil water separators
•	Fire protection
•	19% aqueous ammonia
•	Liquid fuel
•	Compressed air
•	Design only of connecting potable water line to municipal connection

n)	Plant Weather Station complete with the following sensors:

•	Ambient temperature
•	Ambient humidity
•	Barometric pressure
•	Wind speed
•	Wind direction

Construction Services

Contractor shall provide construction services for the above, including the following:

a)	Safety and loss control program.
b)	Construction management.
c)	Scheduling.
d)	Construction labor and supervision.
e)	Construction equipment, including cranes.
f)	Quality assurance program.
g)	Procurement and expediting.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

h)	Manufacturer's field service for balance of plant equipment.
i)	Equipment and materials receiving, handling and secure indoor storage, including protection and preventative maintenance.
j)	Pre-operational checkout, testing, and startup support.
k)	Construction closeout.
l)	Fire protection (during construction).
m)	Participation in coordination conferences and other meetings as the Company/Company Engineer may request.
n)	Construction parking.
o)
Construction power distribution for the entire site from the local utility.  The local power distribution company will be a separate division of NorthWestern.  The Contractor shall be responsible for all construction power costs.

p)	Telephone and data service from local companies.
q)	Construction water, fire protection water, and sanitary facilities.
r)	Treatment and disposal of waste waters and runoff resulting from construction and startup activities.
s)	Temporary installations, including three adequately furnished offices for the Company’s staff for the duration of the construction.
t)	Appropriate transportation for the workers, if required.
u)	Laydown area preparation.

Start-Up

Contractor shall be responsible for performing start-up and testing activities, with Company and equipment vendor personnel, and providing all necessary consumables (with the exception of raw water, aqueous ammonia, fuel oil and natural gas), and start-up spare parts for systems and equipment within Contractor’s scope.

Training

Contractor shall provide up to two weeks of on-site training for Company’s personnel on systems and equipment within Contractor’s scope.

[END OF SECTION 2.2]

2.3.	The Work shall be performed in accordance with the following Technical Scope Documents, all of which are hereby incorporated by reference:

a)	Attachment A.1 – Basis of Design (BOD), Doc. No: 133860-DC-P-001, Rev1.

b)	BOD Attachments A through J, which include Drawings and SORVD.

2.4.	Company shall furnish the following at no cost to Contractor:

a)	Site work required for environmental remediation and compliance relating to existing soil contamination.

b)
Fluids for initial fills of all fluids and lubricants related to the combustion turbines and main generator including #2 fuel oil and aqueous ammonia.  The Contractor shall perform actual fills per technical specifications.

c)	The Pratt & Whitney, FT8-3 combustion turbine and generator units complete with all necessary peripheral equipment including but not limited to:

1.	Driver Module assembly
2.	Pratt & Whitney cold weather package
3.	Combustion turbine inlet air filtration system
4.	15kV circuit breaker
5.	Lube oil supply

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

6.	Air filtration
7.	Natural gas and fuel oil filtration and metering skids
8.	Lubricating oil air cooled heat exchanger skids
9.	Trouble shooting spare parts
10.	Strategic spare parts
11.	SCR exhaust handling components with 90-foot tall stack and FAA lighting.
12.	19% aqueous ammonia injection skid at SCR’s (not including piping).
13.	Special tools for installation, adjustment and maintenance.
14.	Control wiring from individual combustion turbine/generator (CTG) components to skid mounted junction boxes.
15.	CTG shipment to job site
16.	CTG control house
17.	All three SCR systems, to be erected in field
18.	Extended warranty for all equipment
19.	Extended warranty for gas generators and power turbines
20.	Start-up training and assistance

(Refer to Attachment C of the BOD, Scope of Supply list for more extensive detail on the above).

d)	230kV transformers, and all work associated with 230kV voltage system, including transformer foundations. (Foundation design by Contractor).

e)	The necessary modifications and connection to the existing Anaconda Mill Creek Substation to accommodate the output of the new power plant.

f)	High-voltage tower relocation, if required.

g)	Raw water tie-in consisting of a connection flange and valve at the existing Silver Lake Water Line.

h)	Compressed natural gas from off-site connection to the inside the site property line.

i)	Sewer waste water drain pipe (connection point) off-site near Mill Creek Road.

j)	Construction electrical power (480 VAC, 60~, 3f) and meter. Contractor shall propose maximum amperage requirements to Company.

2.5.	The Contractor’s Work shall be bound by the following interface points:

a)	As shown on Site Layout Drawing #133860-0-P-PP-002 Rev B of Attachment A of BOD.

3.	Schedule

3.1.	Contractor shall perform its Work according to the following schedule:

a)	Limited Notice to Proceed on or about 04/15/2009

b)	Full Notice to Proceed on or about 07/31/2009

c)	Mobilization to Project Site on or about 08/04/2009

d)	First Fire Unit 1 on or about 07/19/2010

e)	First Fire Unit 2 on or about 08/12/2010

f)	First Fire Unit 3 on or about 09/02/2010

Liquidated Damages are applicable to the Milestones listed below
(see Attachment B – Price & Payment, Section 11 – Liquidated Damages):

g)	Milestone A – Unit #1 Substantial Completion 09/25/2010

h)	Milestone B – Unit #2 Substantial Completion 10/21/2010

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

i)	Milestone C – Unit #3 Substantial Completion 11/10/2010

j)	Milestone D – Final Completion of Contractor’s Work on or about 12/31/2010

4.	Communications

4.1.	All communications regarding the Work, including correspondence, shall be conducted in accordance with the requirements of Section 51– Notices.

4.2.	Communications between Company and Contractor shall be addressed as follows:

a)	If to Company:

a.	Authorized Representative Office Address:

Stone & Webster, Inc. A Shaw Group Company.
9201 E. Dry Creek Road
Centennial, Co  80112

Attn:           Irina Aylyarova
Subcontracts Administrator
Tel:  303 – 741 – 7557
Fax: 303 – 741 – 7556

b.	Physical/Site Address:

Mill Creek Generating Station
241 Unit A Willow Glen Road
Anaconda, MT  59711

Attn:           Gene Scott (Company Authorized Representative)
Site Representative
Tel:  303 – 882 – 2991
Fax: TBD

b)	If to Contractor:

NewMech Companies, Inc.
1633 Eustis Street
St. Paul, MN 55108 – 1219

Attn:           Brian Rodeghier
Project Manager
Tel:  651 – 642 – 5520
Fax: 651 – 642 – 5559

4.3.
All communications from Contractor shall reference the Contract number and shall be numbered sequentially, with the sequential identifier displayed prominently.  The correspondence sequential identifier shall be of the form NMC-NWE-#T, where XXX is a three letter designation for Contractor supplied by Company, # is the number designating which position the letter occupies in the sequence of correspondence sent by Contractor, and T representing the single letter identifier of the correspondence type.  When responding to Company correspondence the Company's correspondence sequential identifier shall be referenced.

4.4.
Unless otherwise stated in this Contract or in the case of an emergency, all Company communications regarding Contractor’s Subcontractors and Suppliers or their agents or employees shall be made through Contractor.

5.	Project Job Rules

5.1.	Project Security Plan

a)	Work areas at the Project Site will be assigned to Contractor by Company or its Authorized Representative.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

5.2.	Project Security Plan

a)	Contractor shall provide a site specific security plan for review and approval prior to mobilization.

b)	Entry into the Project Site will be through Contractor - controlled security gates and will require proper identification.

c)	Contractor shall be responsible for implementing all on-site security for the duration of the project.

5.3.	Hours and Days of Work/Overtime

a)	The Project Site shall be open for work by Contractor based on normal working hours of 7:00 A.M. – 5:30 P.M. Monday through Thursday, 7:00 A.M. – 3:30 P.M. on Friday as determined by Contractor.

b)
Scheduled overtime work, shift work and other variations from normal working times proposed by Contractor must be approved in advance and in writing by Company.  All scheduled overtime shall be shown on the Four Week Schedules.  Not later than 1:00 p.m. the day the overtime is to be worked, Contractor shall notify Company of any incidental overtime that Contractor proposes to work.  Should Contractor be required to work overtime due to an emergency situation to protect life or property, Contractor shall so notify Company as soon as reasonably practicable.  All overtime work, whether scheduled or incidental or for emergencies, shall be to Contractor’s account.  All costs incurred by Company in connection with Contractor working different work hours may be to Contractor’s account.

5.4.	Company Facilities

a)	Contractor shall not use Company's supplies or existing facilities except when approved in advance by Company or in case of an emergency.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment B – Price & Payment

1.	Guaranteed Maximum Price (GMP)

1.1.
In return for the full and complete performance of its Work and all obligations associated therewith, Contractor shall be paid for all costs up to the GMP US $54,075,384.00, (Fifty four million, seventy five thousand, three hundred eighty four dollars) excluding Change Orders. All payments shall be made in US dollars. Reference Attachment B1 – Pricing Table for pricing associated with GMP:

2.	Reference Schedules/Attachments for Changes pursuant to Article 37.

B2 – Cash Flow Projection Sheet

B3 – Schedule One – All inclusive billable labor rates.

B4 – Schedule Two – Contractor Owned Equipment.

B5 – Contractor Equipment List

3.	Definitions

Definition of Fixed Value line items listed in the detailed B1 – Pricing Table is described below.  Pricing shall be in accordance with these definitions.

•
Overhead – means a price component that represents three percent (3%) of the GMP cost estimate and consists of corporate costs such as: corporate salaries, home office supplies, advertising, marketing, corporate travel, entertainment, legal, donations, dues, training, consulting, rent, telephone, postage, insurance, audits, utilities, recruiting and information technologies.

•	Profit – Fee paid to Contractor for execution of Work. The profit component equals seven percent (7%) of the GMP cost estimate.
•	Contract Contingency – See Section 3.3 – Contract Contingency below for definition.

Definition of Indirect line items listed in the detailed B1 – Pricing Table is described below.  Pricing shall be in accordance with these definitions.

•	Engineering and Design - Includes all cost associated with Engineering and design.
•	Cost of Insurance above Standard to meet requirements - Additional Cost required meeting the standard insurance requirements in Attachment C.
•	Security (Letter of Credit) - All costs associated with obtaining and maintaining the appropriate level of securities based on the requirements herein.
•
Sales & Use Tax – All costs associated with applicable Sales & Use taxes.  Contractor is responsible to review local and national tax regulations as it may pertain to the Mill Creek Generating Station and shall comply with applicable tax laws, rules and regulations).

•	Permits – All costs associated with obtaining any and all permits that may be applicable to this Contract based on Basis of Design document. Permits by Company are identified in Attachment I.
•
Indirect Labor & Supervision - Includes all costs associated with indirect field labor and supervision. (Indirect Labor is defined as non-craftsmen: examples warehouseman, field engineering, and clerical administration. On site Supervision is defined as Classifications above General Foreman).  Note:  All equipment operators’ hours and cost are identified in the columns identified as “direct labor” & “subcontractors” in the B1 – Pricing Table.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

•
Indirect Consumables & Materials – All costs associated with procurement of indirect Consumables & Materials. (Indirect Consumables & Materials are defined as materials not a part of the permanent plant installation).

•	Mobilization – Cost for project site mobilization.
•
Temporary Facilities - All costs associated with temporary facilities shall include, but not necessarily be limited to: temporary offices, temporary warehousing, temporary fencing, supply and installation of temporary utilities for facilities, office equipment, portable toilets, waste management, lay-down yard, etc.

Definition of Direct line items listed in the detailed B1 – Pricing Table is described below.  Pricing shall be in accordance with these definitions.

1.
CTG Area – Will include but not limited to all material, labor, & equipment associated with the installation of foundations, buildings, HVAC, Oily Wastewater System, Air Pretreatment, Bus Duct, misc. steel & iron, piping, area electrical, area I & C, etc. This area will also have installation cost for several pieces of equipment supplied  by others, Combustion Turbine/Generator, SCR, Unit Step-Up Transformer, Generator Breaker, & the Diesel Generator.

2.
Ammonia Area – Will include but not limited to all material, labor, & equipment associated with Ammonia System, foundations, tanks, buildings, misc. steel & iron, piping, area electrical, area I & C, HVAC, etc, to provide ammonia to the gas turbines, & unloading & storage of ammonia from tanker trucks.

3.
Fuel Oil Area – Will include but not limited to all material, labor, & equipment associated with Fuel Oil System, foundations, buildings, misc. steel, tanks, misc. steel & iron, piping, area electrical, area I & C, HVAC, etc, to provide liquid fuel to the gas turbines, & unloading & storage of fuel oil ..

4.
Fuel Gas Area – Will include but not limited to all material, labor, & equipment associated with Fuel Gas System, misc. steel, misc. steel & iron, piping, area electrical, area I & C, fuel gas heater, etc, to take the natural gas from the metering station to the buildings & gas turbines.

5.
Site Development - Will include but not limited to all material, labor, & equipment associated with site preparation, geo-technical investigation, roads, landscaping, fencing, drainage, storm water collection, & fire detection, etc.

6.	Utility Systems - Will include but not limited to all material, labor, & equipment associated with fire protection, instrument air system, etc.

7.
Water Treatment Area - Will include but not limited to all material, labor, & equipment associated with Raw Water, Service Water, Sewer Water, & Water Treatment System, buildings, misc. steel, foundations, tanks, misc. steel & iron, piping, sewer lift station, area electrical, area I & C, HVAC, etc.

8.
Plant Electrical - Will include but not limited to all material, labor & equipment associated with PDC building, HVAC, foundations, remainder of plant electrical and I & C, duct banks, MCC’s, UPS system, lighting, conduit, cable tray, power & control cables, communication system, etc, to support balance of plant electrical equipment.

9.
Yard Electrical & Security - Will include but not limited to all material, labor & equipment associated with yard lighting, security & surveillance, heat trace and insulation, grounding, lightning protection, cathodic protection, etc.

10.
Plant Controls - Will include but not limited to all material, labor & equipment associated with plant primary I & C, Control Room, PLC’s, primary control valves, tubing, instruments, etc. in all areas of the plant.

11.
Plant Control Room & Maintenance Building - Will include but not limited to all material, labor, & equipment associated with foundations, electrical, furnishings, finishes, buildings, misc. steel, HVAC, etc.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

12.	Painting - Will include but not limited to all material, labor & equipment associated with plant wide painting.

13.	Performance testing/start-up/commissioning.

***         Freeze protection of all components needed to provide uninterrupted service with dependable high qualityequipment is included all areas above as required by BOD.

3.1.	The Guaranteed Maximum Price (GMP) value of this Contract is separated into three (3) parts as defined below.

a)	Part One: “FIXED VALUE” – All costs of Contract Contingency, Overhead and Profit

b)	Part Two: "INDIRECT PRICE" - All costs associated with the Indirect Work

c)	Part Three: "DIRECT PRICE" – All costs associated with the Direct Work

3.2.
Allocation of Cost Savings: The Parties acknowledge that the intent of the compensation method established by this Contract is to incentivize the Contractor to complete the Work at a cost below the GMP. As such, in the event that after the date of Final Completion, the GMP Contract Cost (excluding approved Change Orders) is less than the GMP, Contractor shall be paid half of the difference between the GMP Contract Cost and the GMP, and Company shall retain the other half.

3.3.
Contract Contingency: The term “Contract Contingency” means the allocated amount of funds for exclusive Contractor use to cover costs associated with completing the GMP scope of work that exceeds the GMP estimated cost.  The Contract Contingency is included in the GMP, but is not available, and shall not be used to pay for scope of Work Changes (i.e., Changes not contemplated when the Parties established the GMP). Further, no part of the Contract Contingency is assigned to any specific portion of the Work. Rather, the Contract Contingency is a general fund available for the Contractor’s exclusive use throughout the Work. Contractor’s use of the Contract Contingency is subject to Contractor’s reasonable discretion and contemporaneous written notice to Company prior to allocation. Notice shall include a description and amount of the Cost of the Work to be paid from the Contract Contingency, the entities and/or individuals being paid, and the reasons for the allocation of the contingency funds. In addition Contractor shall provide a monthly accounting of the charges made against the Contract Contingency. Company shall retain 50% of the remaining Contract Contingency at the time Final Payment is made. Reference Section 11.6 below for limitations regarding use of Contract Contingency funds relative to Liquidated Damages.

4.	CHANGE MANAGEMENT

4.1.
Dead Band for Change Order Profit Adjustment:  All approved Change Orders to the GMP scope of work that have cost impact shall be priced excluding profit. Profit adjustments for approved Change Orders shall be managed via the process outlined in Attachment J – Dead Band Profit Adjustment Process for Change Orders.

4.2.
Hourly Labor Rates for Changes Only:  The hourly rate pricing set forth in the Schedule One of the Attachment B shall remain firm for the duration of no less than a period of one year from the date of this agreement or per formal Union Wage Rate changes, whichever should occur first. All burdened rates included in this Agreement shall include all Contractor's out-of-pocket costs, such as:  bare labor rate, small tools, benefits and taxes.  Small tools are defined as tools with a replacement value of less than $1,500.00.  Excluded from burdened rates are: overhead, profit and contingency.  The Contractor can request equitable adjustment if established union rates increase by submitting updated rates for review and approval. Mark-up for overhead and profit shall not be applied to the premium portion of overtime costs.

4.3.	Unit Rates for construction equipment

1.
Full compensation to Contractor for Contractor-owned construction equipment shall be in accordance with the Unit Rates set forth in Pricing Schedule Two hereto.  When Contractor provides equipment not listed in Pricing Schedule Two, the Unit Rate shall be negotiated and agreed upon in writing by Company. In no event shall rental paid exceed the market value of the item of construction equipment. Market value is defined as ‘replacement value’.

2.	The Unit Rates identify all Contractor-owned equipment that may be used by Contractor in performance of the Work which has a replacement cost greater than $1,500.00.

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

3.
The Unit Rates listed are for fully maintained equipment.  All Unit Rates shall include all fuel, lubricants, support equipment, repair parts, service and maintenance labor, applicable taxes, insurance, depreciation, and mobilization to and from the Project Site, except when such mobilization is specifically required to perform the relevant Change.  For equipment specifically mobilized to the Project Site for performance of Changes, Contractor shall separately identify transportation costs (including loading, off-loading, assembly, and disassembly) when submitting proposals to Company for performing changes.  Transportation costs shall not be applicable to equipment already mobilized on the Project Site.

4.	Unit Rates for equipment exclude the services of an operator and overhead, profit and contingency.

5.
Daily, weekly, and monthly Unit Rates are based upon [10 hours per day], [40 hours per week], and [173 hours per month], respectively. Hourly charges for any day shall not exceed the daily rate, daily charges for any calendar week shall not exceed the weekly rate, and weekly charges for any calendar month shall not exceed the monthly rate.

6.	The Unit Rates shall apply whether the equipment is utilized for operations during day, evening, night shifts or overtime.

7.
When the use of equipment is infrequent and, as determined by Company, need not continuously remain at the Project Site, payment shall be limited to actual hours of use.  Equipment not operating, but retained at the Project Site at Company’s direction shall be paid the standby rates specified herein.

8.	No payment shall be made for equipment that is not operating because it is broken down, or undergoing maintenance, repair, or overhaul.

5.	Invoicing & Payment Schedule

5.1.	The Total Contract Cost shall be paid to Contractor in accordance with the payment schedule defined below:

 (EXAMPLE)

ITEM	DESCRIPTION
MILESTONE PAYMENTS
a.	Insurance Cost shall be paid upon receipt of approved certificate
b.	Letter of Credit Cost shall be paid upon receipt of approved Letter of Credit
c.	Mobilization paid upon actual percent complete of mobilization with initial payment per section 5.12 below.
PROGRESS PAYMENTS
a.	Engineering & Design shall be paid on approved progress basis.
b.	Applicable Sales & Use Tax shall be paid with each applicable invoice.
c.	Direct & Indirect Material shall be invoiced and paid as accepted at site.
d.	Direct & Indirect Labor Works shall be paid based on approved progress complete.
e.	Direct Construction Equipment Works shall be paid based on approved Direct Work progress complete.
f.	OH&P shall be paid in percentage proportionate to the progress of approved Direct Work progress complete.

5.2.
Contractor, when requested shall submit an advance draft version of each invoice to Company seven (7) calendar days prior to submission of the certified invoice for Company review and comment.  Contractor shall submit its certified invoice to Company every two weeks for all Work completed through the end of the billing period.

Contract _7/27/09                          38 of 63                        Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

5.3.
Contractor shall prepare all invoices in a form satisfactory to Company.  Invoices shall address Work completed by Contractor during each billing period.  Each invoice shall indicate the time period during which the Work was performed.

5.4.	Contractor shall prepare Exhibit 4 “Requisition for Payment” and attach to each invoice.

5.5.
Contractor's invoices may be on a milestone or progressive basis in accordance with the Contract shall include cost code requirements and be clearly marked with the Contract Number.  Change Orders that adjust the Total Contract Cost shall be invoiced as part of the regular monthly payment, but itemized separately.

5.6.	Contractor shall sign each invoice certifying that all Work covered by the invoice is complete and that the invoice is correct, authentic, and the only one issued for the Work described therein.

5.7.
Contractor shall submit one (1) electronic copy of the invoice complete with all supporting documentation to Company's Authorized Representative at irina.aylyarova@shawgrp.com.  When electronic copy is accepted for payment by Authorized Representative and is forwarded to Company for further approval and payment, Contractor shall then send the original invoice to 9201 E. Dry Creek Road, Centennial, Co 80112, marked "Attention: Irina Aylyarova", for record retention.  Authorized Representative shall notify Contractor of acceptance for processing of the invoice, thus to receive the original invoice.  See Attachment H – Invoice Process Flow Chart for additional invoicing information.

5.8.
Each invoice shall include a notarized Partial Release of Lien and Waiver from Contractor in the form of Exhibit 1.  At its sole discretion, Company may also require Contractor to provide similar releases and waivers from Contractor’s Subcontractors who have provided labor, materials, equipment, or services as part of the Work being invoiced.  Company shall have the right to withhold any payments otherwise due and owing until such documentation is received.

5.9.	Contractor shall separate their invoice cost in accordance with FERC accounts, per Company’s directive.

5.10.
Each invoice shall include substantial supporting information relative to invoice amount, progress associated with said invoice and description of Work.  Such supporting information shall be provided in details relative to 3rd party prudency review, due diligence will be apparent to support the invoice in question.

5.11.
Any invoice that fails to comply with the terms of this Contract, including the requirements of form and documentation, may be returned, (in whole or in part), to Contractor unapproved.  All costs associated with the resubmission of a proper invoice shall be to Contractor's account.  Company may withhold payment of invoices until Contractor furnishes all required documentation.  Company reserves the right to make provisional payment on any invoice in dispute pending audit and reconciliation of such invoice.

5.12.
If required by the Laws of any governmental or taxing authority having jurisdiction, Company shall have the right to withhold amounts, at the withholding rate specified by such Laws, from payments due from Company to Contractor hereunder, and any amount so withheld shall be credited against any payment otherwise owing by Company to Contractor by virtue of the terms of this Contract.

5.13.	Mobilization initial invoice may be submitted as soon as (4) business days after EPC Contract Award and will be paid net (10) calendar days.

5.14.
Undisputed amounts shall be payable net thirty (30) calendar days after receipt by Company of an acceptable invoice.  Payment of Contractor's invoices shall not be construed to be an acceptance by Company of any portion of the Work.

5.15.
The final invoice shall be payable after Final Completion and Final Acceptance of the Work.  Contractor’s final invoice shall contain a complete itemized listing of all invoices by number, date, gross amount, and the total amount of sums retained and due.  The final invoice shall also include Contractor’s notarized Final Release of Lien and Waiver in the form of Exhibit 2 (Final Release of Lien & Waiver of Claims), appended hereto and incorporated herein by reference.  Final payment shall be made within thirty (30) calendar days after submittal by Contractor of an approved final invoice.  Final payment shall not relieve Contractor of any obligation under this Contract warranties.

Company, in its sole discretion, may withhold final payment until Contractor furnishes an affidavit setting forth the extent to which final payment or settlement has been made of all bills

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

and claims of whatever kind or nature in any manner arising out of the Contract, including full details as to any such bills and claims remaining unpaid or unsettled.  Company shall have the right to retain from any payment then due to the Contractor, so long as any of said bills or claims remain unpaid or unsettled and outstanding, a sum sufficient (or if insufficient, then all of any such payment due to the Contractor) in the opinion of the Company to provide for the payment of the same, and the Company may pay any such bills or claims pro tanto in full satisfaction and discharge of any like amount due to the Contractor.  Prior to final payment and as a condition thereto, the Contractor shall furnish a release, in form and substance satisfactory to the Company, of all claims of the Contractor against the Company arising under and by virtue of the Contract..

Contractor shall be required to supply, operate and maintain an accurate, computerized man-hour tracking system for all labor expended on site, such as; card reader.  The physical location of tracking system shall be on site.  This system must be capable of reporting daily, weekly and monthly reports to support trending and invoicing.  Actual hours expended must correspond with the man-hour tracking system.

6.	Backcharges.

A backcharge is a cost incurred by Company in performing Work that is the responsibility of Contractor.  The backcharge cost shall consist of Company’s actual incurred cost plus a mark-up of ten percent (10%) for Company's overhead and profit. Company may deduct backcharge costs from any amounts due Contractor.  If amounts due Contractor are insufficient to pay the backcharge cost, Contractor shall pay all such amounts to Company within ten (10) days following receipt of Company’s invoice.

7.	Taxes

The GMP includes all applicable Federal, State, and local taxes and duties. Contractor hereby assigns to Company all rights to refunds of sales and use taxes paid in connection with this Contract and agrees to co-operate with Company in the processing of any refund claims.

8.	Offset

Company shall be entitled to offset any amounts that Contractor owes to Company against any monies due to Contractor under this Contract or any other contract between Company and Contractor.

9.	Interest

Company shall pay Contractor Four Percent (4%) simple annual interest on all undisputed amounts not paid within thirty (30) days.  The failure to make timely payment in accordance with this Contract shall not entitle Contractor to stop or slow its Work.  Contractor’s sole and exclusive remedy for the failure to make payment in accordance with this Contract is the recovery of interest under this section of Attachment B.

10.	Contractor Allowable Markups for changes

This section applies to work or rates not defined in the original Contract or when adjustments to the GMP for Changes are made.  Pricing for changes will be reimbursed at cost, excluding profit.  The process for profit adjustment relative to Change Orders is further defined in Section 4. The pricing method is at Company's sole option by one or a combination of the following methods:

10.1.	Negotiated Lump Sum. Company and Contractor may negotiate a mutually acceptable lump sum price for such Changes or portions thereof.

10.2.	Established Unit Prices. If the Contract contains unit prices for tangible quantities and if such unit prices are applicable, then such unit prices may be used to calculate the price for the Change.

10.3.
Negotiated Unit Prices. If the Contract does not contain established unit prices for tangible quantities for the Change, then the Parties may agree upon such unit prices to be used to calculate the price for the Change.

10.4.
Reimbursable Basis. Changes may be priced on a reimbursable basis according to the following procedures: Allowance for overheads will be considered on a case-by-case basis for each separate change item.  Contractor shall document their basis to defend their overhead cost.

1.	Hourly Labor Rates for direct and indirect labor.

Contract _7/27/09                           40 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

a)
Full compensation to Contractor for labor shall be in accordance with the Labor Rates set forth in Pricing Schedule One hereto, or Notwithstanding the inclusion of such Unit Rates for labor and staff in Pricing Schedule One, Company, at its sole discretion, may elect to compensate Contractor for any or all labor furnished on a Reimbursable basis utilizing Certified Payroll.

b)
Where a direct craft or indirect staff position does not exist in Pricing Schedule One, fixed dollar amounts for small tools and consumables and personal protective equipment for such new position shall be submitted to Company for review and approval.  The fixed dollar amounts for small tools and consumables and personal protective equipment shall not be subject to any further markup and overhead.

c)
Mark-up for overhead shall not be applied to the premium portion of overtime costs.  If appropriate, fixed dollar amounts may be included for per diem, small tools and Consumables and for Personal Protective Equipment.  Such fixed amounts shall be based on the rates in Pricing Schedule One.

d)
On certain occasions, Company may agree to compensate Contractor by Change Order for working additional overtime to accomplish certain specified tasks.  Such agreement by Company shall only be valid if made in writing in advance of such authorized overtime being worked.  In each such instance, Company shall pay Contractor the differential amount for labor and supervision overtime worked, without mark-up for overhead.  The term “Differential Amount” as used herein is defined as the difference between the actual labor related costs of the authorized overtime and the average labor related costs in a normal project work week as specified in the Contract, the average labor related costs being a composite of straight-time and overtime worked in such normal project work week.

2.	Materials and Equipment

a)
Compensation for additional Materials and Equipment and additional indirect construction materials shall be at actual invoiced cost to Contractor, including transportation to site, as substantiated by invoices certified paid or by such documentation as may be required by Company.  Contractor shall provide proof of competitive pricing for all Materials and Equipment furnished under this Article.  There shall be no mark-up applied to taxes.

b)	Company reserves the right to provide, at no cost to Contractor, Materials and Equipment, services, supplies, or incidentals required to perform any additional Work.

c)	All refunds, trade discounts, rebates, and all monies obtained from the disposal of surplus items supplied hereunder shall accrue to Company.

3.	Third Party construction equipment Rental

a)
Rental rates for third-party construction equipment used by Contractor for performance of Changes shall be approved by Company prior to rental and will be reimbursed at actual cost to Contractor, including transportation to site, as substantiated by invoices certified paid or by such documentation as may be required by Company. Prior to any third-party rental, Contractor shall submit a stated value for the equipment being rented and demonstrate the rates to be favorable on a competitive basis.

4.	Subcontracts

a)
All Subcontracts and third-party services employed by Contractor for performance of Changes shall be approved by Company prior to use and will be reimbursed at actual cost to Contractor as substantiated by invoices certified paid or by such documentation as may be required by Company..

b)
Contractor shall obtain competitive market pricing for Changes performed by Subcontractors.  For Changes performed by Subcontractors on an actual cost basis, an allowance may be included for the Subcontractor's overhead.  No mark-up for overhead shall be applied to the premium portion of Subcontractors’ overtime costs.

c)
If Subcontractor/s pricing is obtained to become part of Contractors total price for an individual change to the Contract, the total cumulative markup, including all Subcontractors, shall not exceed 10%

10.5.	Supporting Documentation

Contract _7/27/09                           41 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

For Work performed on a Reimbursable basis, Contractor shall submit, for approval by Company, daily time sheets at the end of each day for labor and construction equipment employed on all such Work performed that day.

10.6.	Company shall have the right for a period of three years after Final Acceptance to audit all of Contractor’s records with regard to any Change.

11.	Liquidated Damages

11.1.
If Contractor fails to achieve the milestones set forth below by the specified date, Contractor shall pay to Company the applicable daily amount as liquidated damages for each calendar day by which the actual date of completion of said milestone exceeds the respective date, up to a maximum for all schedule related liquidated damages of  $5,000,000.00 – five million dollars.

Milestone Number	Description	Daily Liquidated Damages Amount
Milestone A	Unit # 1 Substantial Completion – 9/25/10	see below
Milestone B	Unit # 2 Substantial Completion – 10/21/10	see below
Milestone C	Unit # 3 Substantial Completion – 11/10/10	see below
Milestone D	Final Completion of Contractor’s Work – 12/31/10	$ 5,000.00

Daily Liquidated Damages per Unit for Milestones A, B & C shall be as follows:

Days	Daily Liquidated Damages Amount
1-10	$ 10,000.00
11-20	$ 15,000.00
21-30	$ 25,000.00
31 or more	$ 35,000.00

11.2.
The Parties agree that these liquidated damages are a reasonable and fair estimate of the Losses Company would suffer for each calendar day by which Contractor is late in completing the applicable milestones.  The liquidated damages are agreed to be a reasonable estimate of actual damages, and not a penalty.

11.3.
Contractor agrees that all sums payable by Contractor to Company as liquidated damages pursuant to this clause may be deducted by Company from any amounts due Contractor.  If amounts due Contractor are insufficient to pay the liquidated damages due hereunder, Contractor shall pay all such amounts to Company within ten (10) days following receipt of Company’s invoice.

11.4.
It is further agreed that this clause shall not constitute a waiver of any right of Company to damages or of any other remedies of Company under this Contract or otherwise for Contractor's improper performance or default in performance of any other aspect of this Contract.

11.5.
Preconditions to achievement of Substantial Completion are defined in Contract section 1 –Definitions, under Substantial Completion.  Preconditions to achievement of Final Completion are defined in Contract section 38.  To the extent that these preconditions are delayed through no fault of Contractor, the Substantial Completion dates and/or Final Completion date shall be equitably adjusted on a day-for-day basis, as mutually agreed between the Parties.

Contract _7/27/09                           42 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

11.6.
Liquidated Damages shall not be included in the calculation of the GMP Contract Cost. If Liquidated Damages are imposed and there are realized savings within the GMP Contract Cost, Contractor shall not use Company’s portion of the savings to fund Liquidated Damages. Payment for Liquidated Damages shall be made and reconciled between Contractor and Company in advance of any distribution of savings within the GMP Contract Cost.

12.	Performance Testing and Performance Guarantees

12.1.
Contractor guarantees that the services, goods, equipment, and systems provided under the EPC scope meet the design and performance required by the Basis of Design and associated project documents and drawings.

12.2.	Contractor shall conduct equipment/systems performance tests to demonstrate and prove required operation and capability. The results shall be provided to Company.

12.3.
Should required performance fail to be achieved during the performance tests due to the fault of Contractor, Contractor shall take measures to achieve all required performance and retest the equipment.  Contractor shall bear all of its costs thus incurred, except the costs of fuel and electricity which shall be borne by Company.  Contractor shall make-right the following items to achieve required performance.

1.	Pressures and temperatures and flow rates of supply systems to combustion turbines to meet design criteria.

2.	Water treatment quality to meet design criteria.

3.	Plant controls to have a 30-day sustained satisfactory operation after Substantial Completion of all units. Plant controls satisfactory operation shall be completed prior to December 31, 2010.

12.4.
If Contractor fails to achieve required performance at Final Acceptance, Company will take measures to correct equipment/systems and obtain required performance.  All costs incurred by Company in these efforts shall be to the Contractor’s account.

end.

Contract _7/27/09                           43 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment C – Insurance Requirements

1.	Insurance

1.1.	Contractor shall obtain minimum insurance coverages as follows:

1.
Workers' Compensation Insurance as required by statute in the specific State or site where the work is to be performed, including, to the extent applicable, coverage for U.S. Longshoremen’s and Harbor Workers Compensation Act and the Jones Act.

2.
Employer's Liability Insurance with a limit of $1,000,000, including, without limitation, coverage for occupational diseases, to provide for the payment of benefits to its employees employed on or in connection with the Work covered by this Contract and/or to their dependents in accordance with applicable Law; including, without limitation, and to the extent applicable, the U.S. Longshoremen's and Harbor Workers' Compensation Act and the Jones Act.

3.
Commercial General Liability Insurance on an occurrence form, including but not limited to Blanket Contractual Liability; Company's and Contractor's Protective Liability; Products and Completed Operations; coverage for work within 50 feet of a railroad (if applicable) and with minimum combined single limits for bodily injury, including death, and property damage of at least $1,000,000 per occurrence.

4.
Automobile Liability Insurance, including coverage for owned, non-owned and hired vehicles, with minimum combined single limits of at least $1,000,000 per occurrence for bodily injury and death, and property damage.

5.
Contractor’s Pollution Liability Insurance (if applicable), covering Contractor’s on-site operations, and transportation of hazardous materials, with a minimum combined single limit of $1,000,000.  This coverage can be used to meet the requirement for Sudden and Accidental Pollution coverage in the Commercial General Liability policy.

6.
Excess/Umbrella Liability insurance following form of and as broad as that of, but no broader than, the underlying primary General Liability, Automobile Liability and Employer’s Liability coverages provided above with limits of $10,000,000 each occurrence and per project or location aggregate.

7.
If Contractor provides Materials or Equipment that are shipped by ocean transit, Marine Cargo Insurance with the limit per occurrence equal to the greatest single shipment value and (a) written on a “warehouse to warehouse” basis including land, air, and marine transit and temporary storage in route, (b) insuring "all risks" of loss or damage on a replacement cost basis and including coverage for war, charges of general average sacrifice, or contribution, and salvage expenses, and (c) containing no express exclusion for inadequate packing.

8.
If barges, boats or other vessels are used in performing Contractor’s work, Protection and Indemnity Insurance with limits of at least $5,000,000 per occurrence.  Any “as Company” limitation wording in the Insurance policy must be deleted.

9.
If fixed wing, rotary wing or other aircraft are used in performing Contractor’s work, Aircraft Liability Insurance is required.  Use of fixed wing aircraft requires Aircraft Liability limits of at least $10,000,000 per occurrence.  Use of rotary wing (e.g. helicopters) and other aircraft requires Aircraft Liability limits of at least $15,000,000 per occurrence.  If aircraft are used in moving or placing equipment on the project site, limits of at least $100,000,000 per occurrence are required.

10.	If Contractor provides design as part of their scope of work under this contract, Professional Liability Insurance is required with a minimum limit of $5,000,000.

11.
Each and every insurance policy above shall include an insurer’s waiver of subrogation rights, where allowed by law, in favor of Company, each of its subsidiaries and affiliates, Company’s financing parties (if any) and each of their respective directors, officers, and employees, and such rights of subrogation shall be and are hereby waived.

Contract _7/27/09                           44 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

12.
Each and every insurance policy, except for Worker’s Compensation, Contractor’s Pollution Liability and Professional Liability insurance policies, shall be endorsed to name Company as additional insureds, shall provide coverage that is primary as to any other valid and collectible insurance which may be available to Company, and shall include a Separation of Insureds/Severability of Interests clause providing cross-liability coverage.

13.	All insurance described in this Attachment “C” shall be written by insurance companies rated “A-“ or better by A.M. Best Company.

14.
Contractor shall notify Company of any Self Insured Retention (“SIR”) in excess of $1M.  Company reserves the right to require additional assurances and/or coverages from Contractor for any SIR in excess of $1M dollars.

15.
Company may elect to purchase Builders Risk insurance to cover property damage risks to the project.  Any requirements with respect to Builders Risk Insurance coverage will be stated elsewhere in this Contract.

1.2.
Such benefits and coverage as required herein, or in any other document to be considered a part hereof, shall not be deemed to limit Contractor's liability hereunder.  The Contractor shall likewise require its Subcontractors, if any, to provide for such benefits and carry and maintain such insurance enumerated herein, at no expense to the Company.

1.3.
Before any of the employees of Contractor or its Subcontractors perform any Work under the Contract, Contractor shall furnish the Company with a certificate or certificates showing that the required coverages have been obtained.  Such certificates shall be issued on insurance industry standard ACORD Forms and shall stipulate that the insurance will not be canceled or materially changed without thirty (30) days prior written notice to the Company, and shall specify the effective dates for such benefits and insurance.  Certificates for renewal or new insurance acquired during the term of the Contract shall be provided prior to the expiration of existing insurance.

1.4.	Capitalized terms in this Attachment C, if not otherwise defined in this Contract shall have the accepted meaning used in the insurance industry.

Contract _7/27/09                           45 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment D – Work Rules

 NOT USED

Contract _7/27/09                           46 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment E – Site Specific Safety Manual & Plan

 PROVIDED BY CONTRACTOR.  PLEASE SEE ATTACHED.

Contract _7/27/09                           47 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment F – QA/QC Manual

 PROVIDED BY CONTRACTOR.  PLEASE SEE ATTACHED.

Contract _7/27/09                           48 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment G – Prequalification Forms for Subcontractors

Prequalification Criteria for Concern/Rejection of Subcontractor(s)

Safety Criteria for the past 3 years:

•	TRIR – in excess of 3.6

•	Fatalities

•	EMR – in excess of 1.0 if Subcontractor has been in business for more than 3 years.

Financial Criteria for the last 3 years:

•	Estimated Subcontract Value = no more than 25% of Bidder’s Annual Revenue.

•	Current Ratio – Current Assets divided by Current Liabilities should exceed 1.25. This indicates that at the time of the financial report the Bidder was solvent

Note: “Long” prequalification form addresses both, safety & financial criteria, whereas “short form” only addresses safety.

[Prequalification Forms attached (long and short)]

There are two (2) types of pre-qualification forms for use: “long form” and the Lower Tier “short form”.  Below are the “long form” pre-qualification criteria that need to be followed when selecting a Vendor/Supplier/Subcontractor for the MCGS Project.

1.	Any Supplier that will exceed $1 million in value for materials.
2.	Any Vendor/Subcontractor that will exceed $2 million in labor.

Contractor shall use the short “Lower Tier Pre-Qualification” form for ALL other labor related Subcontractors that do not fall into criterion 2 above and submit the completed forms to Company for review.

Contract _7/27/09                           49 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment H – Invoice Process Flow Chart

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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment I – Permits Provided by Company

	Issuing Agency	Permit/Approval Name	Nature of Permit
FEDERAL GOVERNMENT
1	Federal Aviation Administration	Notice of Proposed Construction or Alteration	Tower location and height relative to air traffic corridors
2	US Environmental Protection Agency	Acid Rain Permit	Permit to comply with Acid Rain Program monitoring, recordkeeping and reporting requirements.

STATE GOVERNMENT
3	Montana Department of Environmental Quality	Air Quality Pre-Construction Permit	Permit for the construction, installation and operation of equipment or facilities that may directly or indirectly cause or contribute to air pollution.
4	Montana Department of Environmental Quality	Air Quality Operating Permit	Title V Operating Permit
5	Montana Department of Environmental Quality	General Discharge Permit for Stormwater Associated with Construction Activities	Permits industrial activities that would result in the discharge of stormwater to waters of the state.
6	Montana Department of Environmental Quality	Underground Storage Tanks	Permits for installation and operation of underground storage tanks.
7	Montana Department of Natural Resources and Conservation	Water Right Change of Use for Generation Plant water	Would allow use of existing water right from the Silver Lake pipeline.
8	Montana Department of Transportation	Utility Crossing Permits	Grant state highway utility crossing permits for utilities and access roads that may encroach on state highway right-of-ways.

LOCAL GOVERNMENT
9	County Weed Control Districts	Noxious Weed Management Program	Provides containment, suppression, and eradication of noxious weeds.
10	County Floodplain Administrators	Floodplain Development Permit	Allows construction activities within a designated 100-year floodplain.
11	Boards of County Commissioners	Easement grants and county road crossing permits	Consider issuance of right-of-way easements grants and road crossing permits for county property and roadways.
12	Anaconda-Deer Lodge County	TIFID	Zoning requirements
13	Anaconda-Deer Lodge County	Development Permit	Permit for all land development and building activity in the county.
14	Anaconda-Deer Lodge County	Conditional Use Permit-Plant Site	Zoning permit approving use of the site for generation purposes
15	Anaconda-Deer Lodge County	Conditional Use Permit-Gas Compressor Site	Zoning permit approving use of the site for gas compressor purposes
16	Anaconda-Deer Lodge County	Development Permit-Gas Compressor Site	Permit for all land development and building activity in the county.
17	Butte-Silver Bow	Water Agreement	Water usage from Silver Lake waterline.
18	Anaconda-Deer Lodge County	Sewer Agreement	Connection / use of sewer line.
19	Anaconda-Deer Lodge County	Municipal Water Agreement	Connection to potable water line and use of potable water.

OTHER
20	Butte, Anaconda & Pacific Railway	Railroad crossing permits	Utilities constructed within railroad right-of-ways (over, under & parallel).

Contract _7/27/09                           51 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment J – Dead Band Profit Adjustment Process for Change Orders

Definitions:
* Actual Cost = Indirects and Directs (excluding change orders)
* Dead-Band = +/-	$ 2,703,769	Value is determined based on 5% of Total GMP Price

Example:
GMP

	GMP Indirect and Direct Price	$ 44,659,440
~10%	Contingency	$ 4,500,000
	SubTotal GMP Cost	$ 49,159,440.00
3%	Overhead	$ 1,474,783
7%	Profit	$ 3,441,161

	Total GMP Price	$ 54,075,384

Profit is 'fixed' for the Project provided the total cumulative Change Order value remains
within the Dead-Band +/-	$ 2,703,769

Aggregate Change Orders result in a overall INCREASE.

Senario 1 - Aggregate Changes stay within the Dead-Band

Aggregate Change Order Value		$ 200,000

Results: Contractor would be paid separately for C/O's.
No Profit Adjustment
Adjustments to Overhead Cost would be considered as referenced in Attachment B - Price & Payment, Section 10.4.

Senario 2 - Aggregate Changes move outside the Dead-Band			Formula:	$ 3,000,000
$ (2,703,769)
Aggregate Change Order Value		$ 3,000,000		$ 296,231
				7%	% Profit Markup
Results: Contractor would be paid separately for C/O's.				$ 20,736	$ Profit Markup
Profit would be adjusted by formula.
Adjustments to Overhead Cost would be considered as referenced in				$ 3,020,736	Total Change Value
Attachment B - Price & Payment, Section 10.4.

Aggregate Change Orders result in a overall DECREASE.

Senario 3 - Aggregate Changes stay within the Dead-Band

Aggregate Change Order Value		$ (200,000)

Results: Company would be owed separately for C/O's.
No Profit Adjustment
Adjustments to Overhead Cost would be considered as referenced in Attachment B - Price & Payment, Section 10.4.

Senario 4 - Aggregate Changes move outside the Dead-Band			Formula	$ (3,000,000)
$ 2,703,769
Aggregate Change Order Value		$ (3,000,000)		$ (296,231)
				7%	% Profit Markup
Results: Company would be owed separately for C/O's.				$ (20,736)	$ Profit Markup
Profit would be adjusted down by formula
Adjustments to Overhead Cost would be considered as referenced in				$ (3,020,736)	Total Change Value
Attachment B - Price & Payment, Section 10.4.

Contract _7/27/09                          52 of 63                        Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment K – GMP Examples

From March 16, 2009 letter from NMC to Shaw
	Estimated cost	44,659,440
	Contingency	4,500,000
	Project Budget	49,159,440

	OH&P	4,915,944

	GMP	54,075,384

Examples
1. actual cost less than Project Budget
Project Budget		49,159,440
Project actual cost (less OH&P)		42,000,000

Difference		7,159,440

N.W.E "savings"		3,579,720

NMC receives		3,579,720	Split savings
		4,915,944	OH&P
		42,000,000	Project actual cost (less OH&P)
		50,495,664

2. actual cost greater than Project Budget
Project Budget		49,159,440
Project actual cost (less OH&P)		51,000,000

Difference		-1,840,560

N.W.E "savings"		0

NMC receives		54,075,384	GMP

3. actual cost equals Project Budget
Project Budget		49,159,440
Project actual cost (less OH&P)		49,159,440

Difference		0

N.W.E "savings"		0

NMC receives		0	Split savings
		4,915,944	OH&P
		49,159,440	Project actual cost (less OH&P)
		54,075,384	GMP

Contract _7/27/09                           53 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Attachment L – Indemnity Agreement

SERVICE CONTRACTING & INDEMNITY AGREEMENT

Contract No. 301263
EPC Contract – LNTP

66.1	For Site Survey Work Indemnification

THIS SERVICE CONTRACTING & INDEMNITY AGREEMMENT (“Agreement”) is made and entered into as of this______day of _____________, 2009, by and between NewMech Companies, Inc (“New Mech”). and Northwestern Energy (“NWE”NWE").

WHEREAS, NewMech Companies, Inc. is negotiating with NWE to manage and build a project known as Mill Creek Generating Station located outside Anaconda, Deer Lodge County, Montana

WHEREAS, NewMech and NWE desire to expedite preliminary survey work to accommodate NewMech’s design efforts during the LNTP phase of the Mill Creek Generation Station project.

WHEREAS, NWE is willing to assist, and New Mech is willing to accept, assistance to expedite the preliminary site work during the LNTP phase of the Mill Creek Generating Station project by facilitating a contractual agreement with DJ&A an third party site surveyor.  Specifically, NWE is entering into a contract with DJ&A for the performance of professional services, including but not limited to site work at the location of the proposed Mill Creek Generation Station necessary to advance key design and engineering efforts, for the mutual benefit of NWE and New Mech.

WHEREAS, NWE and NewMech are entering into this Service Contracting & Indemnity Agreement to: (a) set forth the terms and obligations of each party with respect to hiring DJ&A to perform certain preliminary site work for the proposed Mill Creek Generating Station, and (b) hold each other harmless for any claims arising, directly or indirectly, from the preliminary site work performed by DJ&A for their mutual benefit.

WHEREAS, NWE and New Mech intend this Indemnity Agreement to be fully adopted and incorporated into the EPC Contract to be entered into by the Parties.

IN CONSIDERATION of their mutual promises herein, other valuable consideration the parties acknowledge and accept, and conditioned on NewMech Companies, Inc. signing the final contract and performing the work, NewMech Companies, Inc. and NWE agree as follows:

I.	SERVICE CONTRACTING

a.
NWE shall undertake to enter into an appropriate contract with DJ&A to provide preliminary survey and site work during the LNTP phase of the the proposed Mill Creek Generation Station project (“DJ&A Agreement”) Further, the DJ&A Agreement shall provide for a limited term, the extent of the LNTP phase of the Mill Creek Generation Station Project, and shall immediately terminate upon the end of the LNTP phase.  New Mech expressly acknowledges and agrees that upon the termination of the LNTP, it shall be responsible for obtaining a site survey subcontractor and appropriate survey for the FNTP phase.

Contract _7/27/09                          54 of 63                        Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

b.
NWE agrees to include the following terms, if acceptable to DJ& A, under the DJ & A Agreement for providing access to the Mill Creek job site and to facilitate payment to DJ&A for work undertaken and completed in the LNTP phase of the Mill Creek Project.  However, NMC shall be responsible for all costs associated with work performed by DJ&A during the LNTP phase and shall review and approve all DJ&A invoices prior to payment.  [NOTE: THE FIRST AND SECOND SENTENCE SEEM TO BE A BIT IN CONFLICT.  IS NEW MECH AGREEING TO REIMBURSE OR IS IT INTENDED TO BE A STRAIGHT PASS THROUGH ON COSTS?  I THINK WE CAN MAKE THAT A BIT CLEARER]Further, NMCE shall provide [TO WHOM GOES THE CREDIT LINE?] a credit line on their final LNTP invoice for the total value of the completed work under the DJ&A Agreement.

c.
NMC agrees that it shall be responsible for directing the site survey activities of DJ&A at the Mill Creek job site to ensure the survey data is acceptable to NMC and facilitates the work of NMC within the schedule provided for in the EPC.

II.           INDEMINIFCATION

a.           NewMech Companies, Inc. Indemnification

To the fullest extent permitted by law, NewMech Companies, Inc. shall indemnify and defend Northwestern Energy (NWE) from and against all claims, damages, losses and expenses, including but not limited to attorneys’ fees arising out of or resulting from D J & A’s performance of professional services on the Mill Creek Generating Station project under Contract number 301024 between NWE and DJ&A provided that any such claim, damage, loss or expense is caused in whole or in part by any negligent act or omission of DJ&A in the performance of professional services under Contract number 301024 regardless of whether or not it is caused in part by NWE. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this paragraph.

b.           NWE Indemnification

To the fullest extent permitted by law, Northwestern Energy (NWE) shall indemnify and defend NewMech Companies, Inc. from and against all claims, damages, losses and expenses, including but not limited to attorneys’ fees arising out of DJ&A’s performance of the work under contract number 301024 between NWE and DJ&A provided that any such claim, damage loss or expense is attributable to bodily injury, sickness, disease or death, or to destruction of tangible property including the loss of use resulting therefrom and is caused in whole or in part by any negligent act or omission of DJ&A or NWE, regardless of whether or not it is caused in part by NewMech Companies, Inc.  Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this paragraph.

IN WITNESS WHEREOF, NewMech Companies, Inc. and Northwestern Energy have executed this Service Contract & Indemnity Agreement as set forth below.

NewMech Companies, Inc.                                             Northwestern Energy

By _______________________                                     By _____________________

Its _______________________                                      Its _____________________

Contract _7/27/09                           55 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Exhibit 1 – Partial Release of Lien & Waiver of Claims

KNOW ALL MEN BY THESE PRESENTS, that ____________________________ (“Contractor”), having its principal offices at _________________________________________, and ____________________________ (“Company”) have heretofore entered into a certain Contract, dated ____________ (the “Contract “) relating to the furnishing of materials, labor, and/or equipment in support of a certain contract performed by Company for Company’s Project located at ________________________.

NOW THEREFORE, upon actual receipt by Contractor of check from Company in the sum of $_____________, ______________________________________________________________________USD to Contractor, which sum represents the full amount due Contractor as of ________________, ____ (“Release Date”) and except that retention in the amount of $_______________, _______________________________________________________________________USD still being withheld by Company all under and pursuant to the Contract, and when such check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release pro tanto any Mechanic’s Lien, Stop Notice, or bond right that Contractor has on the Project as of the Release Date, and Contractor does hereby:

1.
Affirm under oath that all Persons furnishing Labor, Materials, Equipment, supplies, or services to Contractor with respect to the Contract have been paid in full as of the Release Date, including any and all applicable federal, state, and local sales, use, excise, or similar taxes or import duties, licenses, and royalties, except the following (NONE, unless noted, attach additional page, if necessary, and so note):

Insert note or state NONE

2.
Remise, release, and waive any and all manner of Liens, whatsoever that Contractor, its successors, or assigns may have upon any portion of the lands of Company or the buildings thereon standing, or any personal or intangible property of Company, for Labor, Material, Equipment, or services furnished under the Contract as of the Release Date, and

3.
Further remise, release, and forever discharge Company, their successors and assigns of and from any and all manner of claims, demands, and causes of action whatsoever against Company which Contractor, its successors or assigns may have for, upon, or by reason of any matter, cause or thing whatsoever arising under or out of the Contract, as of the Release Date unless otherwise noted below (attach additional page, if necessary):

Insert note or state NONE

4.
Agree to indemnify and hold harmless Company, its successors and assigns, against all Losses, cost, damage or expense (including but not limited to attorneys’ fees) by reason of any and all manner of Liens, claims or demands which anyone may have for Labor performed, or for Materials, Equipment or services furnished under the Contract as of the Release Date, except as specifically noted hereon.

IN WITNESS WHEREOF, Contractor has duly caused these presents to be signed, witnessed or attested by its duly authorized Owner, Partner or Officer (if a Corporation, its Corporate Seal to be hereunto affixed) on the ___ day of ____________, 20__.

_______________________________                                            Seal if Corporation)           (Notary Public Seal)
                 (Signature)

By:____________________________
                 (Print Name)

Title: __________________________

Witness: (if Individual) _________________________

Attest 1: (if Corporation) _______________________                Attest 2: (if Corporation) ________________________

Contract _7/27/09                           56 of 63                       Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Exhibit 2 – Final Release of Lien & Waiver of Claims

KNOW ALL MEN BY THESE PRESENTS, that ____________________________ (“Contractor”), having its principal offices at _________________________________________, and ________________ (“Company”) have heretofore entered into a certain Contract, dated __________________ (the “Contract “) relating to the furnishing of Materials, Labor, and/or Equipment for construction or services for ________________________________ in connection with a certain Contract performed by Company for for Company’s Project located at ________________________.

NOW THEREFORE, upon actual receipt by Contractor of a check from Company in the sum of $_________, _______________________________________________________________USD, which sum shall represent full and final payment due to Contractor under and pursuant to the Contract, and when the check has been properly endorsed and has been paid by the bank upon which it is drawn (“Release Date”), this document shall become effective and Contractor does hereby:

1.
Affirm under oath that all Persons, firms, associations, corporations, or other entities furnishing Labor, Materials, Equipment, supplies, or services to Contractor with respect to the Contract, have been paid in full as of the Release Date, including any and all applicable federal, state, and local sales, use, excise, or similar taxes or import duties, licenses, and royalties, except the following (NONE, unless noted, attach additional page, if necessary, and so note):

2.
Remise, release, waive, relinquish and forever quitclaim unto Company and unto its affiliates, successors, and assigns, any and all manner of Liens, claims, or demands whatsoever, which against Company, Contractor ever had, now has, or which it or its successors or assigns hereafter can, shall or may have, or upon any portion of the lands of Company or the buildings thereon standing, for Labor, Material, Equipment or services furnished under or out of the Contract, and

3.
Further remise, release and forever discharge Company, its affiliates, successors, and assigns of and from any and all manner of Liens, claims, demands and causes of action whatsoever against Company which Contractor ever had, now has, or which its successors or assigns hereafter can, shall, or may have for, upon, or reason of any matter, cause or thing whatsoever arising under or out of the Contract, and

4.
Agree to indemnify and hold harmless Company,its successors, or assigns, against all Losses, cost, damage, or expense (including but not limited to attorneys’ fees) by reason of any and all manner of Liens, claims, demands, or cause of action which anyone may have for Labor performed, Material, Equipment, or services furnished under or out of the Contract.

IN WITNESS WHEREOF, Contractor has duly caused these presents to be signed, witnessed, or attested by its duly authorized Owner, Partner, or Officer (if a corporation, its Corporate Seal to be hereunto affixed) on the _______ day of _____________, 2____.

_______________________________                                             Seal if Corporation)           (Notary Public Seal)
                 (Signature)

By:____________________________
                 (Print Name)

Title: __________________________

Witness: (if Individual) _________________________

Attest 1: (if Corporation) _______________________                Attest 2: (if Corporation) ________________________

Contract _7/27/09                          57 of 63                        Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Exhibit 3 – Release to Work Form

Contractor:	NewMech Companies, Inc.

No.	Description	Ref.	Received Date	Approved Date	Approval Initial
1	Executed Contract
2	Insurance Certificate with proper coverage, verbiage, and 30 day cancellation notice	Article 42 Attach. C
3	Site Specific Safety Plan by Contractor	Article 11
4	Safety Supervisor Resumes Reviewed
5	Safety Supervisor Interviewed
6	Business Licenses
7	Emergency Numbers
8	Quality Control Plan by Contractor Reviewed	Article 21
9	Project Execution Plan and Site Specific Security Plan Reviewed (1week prior to Mobe)
10	Contract Performance Security*	Article 65
11	Organization Chart
12	Permits as required per Basis of Design	Article 15
13	Construction Kick-off Meeting (to be scheduled collaboratively, possibly the same day as Ground Breaking)
14	Site (Project) Labor Agreement Received
* Contract Performance Security must be in hand within 7 days after Contract Execution date or prior to Mobilization, whichever is earlier.  The Contractor is hereby released to begin work on site.

______________________________________                                                                                     Date: _____________
Company

______________________________________                                                                                     Date: _____________
Contract Administrator/Manager

Contract _7/27/09                           58 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Exhibit 4 – Requisition for Payment

From:	Insert from whom here	Application Date:	Insert Application Date
To:	Insert who to here	Invoice No.:	Insert Invoice Number
Attn:	Insert attention to here	Payment No.:	Insert Payment Number
		Period From:	Insert Date From
		Period To:	Insert Date To

Table 1		Table 2		$
Current Contract Status	0.00%	Progress Invoice Amount		$
		Change Order Invoice Amount		$
Original Contract Value	$	Invoice Amount		$
Approved Change Order Value	$	Less Retention	0.0%	$
Current Contract Value	$	Subtotal Invoice Amount		$
		Less Previous Invoices		$
Approved Contract Changes	0.00%	Net Invoice Amount		$
Approved Change Order Progress	0.00%

Double click on tables to edit.  Click anywhere else to exit.

Application is made for current payment as shown in Table 2 above.  Required schedule of value/continuation sheets are attached.

Contractor certifies that this application for payment and all other information submitted and attached is true, accurate, and in accordance with the provisions of the Contract.

Above does not include material furnished, labor performed, or expense incurred for which authorization has not been given, as follows:

•	Insert Description of expense item here
•	Insert Description of expense item here
•

Contractor certifies that the above is a true statement of account of the Contract to date and releases Company, its agents, heirs, successors, or assigns, from any claim or claims of whatever nature for materials furnished, labor performed, or expense incurred to date which is not included in the above amounts, or for which Contractor has not provided Company with written notification, except such amount as we may become entitled to in the event of cancellation of incomplete portions, of the Contract.

Contractor:	Signature:
Contractor Rep:	Title:

Contract _7/27/09                           59 of 63                       Contractor Initials ____
                                                        Company Rep Initials ____

Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Exhibit 5 – Form of Letter of Credit

SAMPLE

IRREVOCABLE STANDBY LETTER OF CREDIT

CONTRACTOR:	Contractor Name
Contractor Address
City, State Zip Code
Country

BENEFICIARY:	[Company Entity]
[Address]
[City, State, Zip]
[Country]

By order and for the account of [Contractor Name] (hereinafter referred to as “Contractor”), we hereby open our irrevocable standby Letter of Credit No.       in favor of [Company Entity] (hereinafter referred to as “Company”) for an amount up to [Spell Out] US Dollars ($     ), expiring at the counter of the negotiating bank with the close of business on [Date].

Payments under this Letter of Credit No.       are available to Beneficiary against Beneficiary’s sight draft on us. The amount of such draft shall not exceed [Spell Out] US Dollars ($      ). Sight drafts shall be accompanied by a written statement signed by an official of Beneficiary certifying that Contractor has failed to perform some or all of its obligations under Contract No.       dated       (hereinafter referred to as “the Contract”) as agreed between Contractor and Beneficiary.

Any references to the Contract are for information purposes only and the terms and conditions of same are not incorporated nor made part of this irrevocable standby Letter of Credit.

This Letter of Credit shall be automatically extended without amendment for additional periods of one year from the present or any future expiration date hereof, unless we notify you by certified mail at least sixty (60) calendar days prior to the expiration date then applicable that we elect not to renew this Letter of Credit for an additional one year period.

It is a condition of the Letter of Credit that if this Letter of Credit would expire during the interruption of business of the issuing bank or the performance of Contractor in compliance with the Contract for reasons referred to in Article 37 of the Uniform Customs and Practice for Documentary Credits (2007 revision), International Chamber of Commerce Publication No. 600, this Letter of Credit shall not expire until 30 days after the end of such interruption.

It is a further condition of this Letter of Credit that Contractor and/or Bank, and/or Beneficiary shall not be deemed responsible for any default due to the conditions included in the above referenced Article 37.

All fees associated with this credit are for Contractor’s account.

Unless expressly stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 revision), International Chamber of Commerce Publication No 600.

Contract _7/27/09                           60 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

SIGNATURE AND SEAL

Name of Bank

Address

Date

Contract _7/27/09                          61 of 63                        Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

Exhibit 6 – Change Order Request Form

Fill in the header before providing paper and electronic copy to Sub

COR No.	Revision		Date

Originator		Contractor

To the attention of

AFFECTED DISCIPLINE

Demolition / Salvage	Concrete	Instrumentation
Site work / Civil	Special Concrete	Insulation
Underground Electrical	Structural Steel	Painting
Underground Piping	Building Construction	Manufacturing & Process Duct
Pipeline	Aboveground Piping	Mechanical Equipment
Piling	Aboveground Electrical	Instrumentation
Other	Explain

REASON FOR CHANGE

RFI -- No.	Correction Of Interface Problem
Field Work Order -- No.	Schedule Acceleration
Revised Drawing Or Specification	New Drawing Or Specification
Work Stoppage / Delay	Potential Claim
Rework	Client Request
Vendor Error -- VPR No.	Other (Describe)
List all relevant document types and numbers

DESCRIPTION OF CHANGE

Change Order Request (“COR”) is a written request from Contractor to Company asking for a Change Order.  Such CORs shall be submitted within seven days after the occurrence of any event that Contractor believes entitles Contractor to a Change Order.  When submitting a COR, Contractor shall include:

a detailed narrative describing the factual basis of the request including references to the applicable Contract Documents or other contractual basis, and

Contract _7/27/09                           62 of 63                       Contractor Initials ____
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Contract Number – 84670 Contract Title – EPC Balance of Plant Contractor – NewMech Companies, Inc. Project Name – Mill Creek Generating Station (MCGS)

a narrative describing how Contractor has complied with the applicable Notice requirement of the Contract, and a detailed build-up of the proposed change in the GMP, if any, including labor (hours and unit rates), Materials and Equipment, Subcontracts, Constructions Works, and markups for overhead together with supporting documentation such as time sheets and vendor invoices, and a detailed analysis showing the impact, if any, on the detailed Contract Schedule.

COR Description:

(Attached additional sheets as necessary.)

This request has cost impact?	Yes	No

CHANGE ORDER REQUEST COST SUMMARY (Attach details as requested above)

Direct Labor	$
Direct Materials	$
Construction Equipment	$
Subcontracts	$
Indirect Costs	$
Overhead	$
Contingency	$
Applicable Taxes	$
Other	$
Total COR Costs	$

Total number of workhours associated with this COR:

COR represents schedule impact?	Yes	No
If yes, specify number of workdays

Originator Signature:	Date:

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